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As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
Registration Statement
Under
the Securities Act of 1933

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Maryland (State or other jurisdiction of incorporation or organization)	5051 (Primary Standard Industrial Classification Code Number)	36-0879160 (I.R.S. Employer Identification No.)

1420 Kensington Road, Suite 220
Oak Brook, Illinois 60523
(847) 455-7111
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert J. Perna
Vice President, General Counsel & Secretary
A. M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, Illinois 60523
(847) 455-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Helen R. Friedli, P.C.
Eric Orsic
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 372-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):    ☐

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a small reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issues Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third—Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

12.75% Senior Secured Notes due 2016(2)	$225,000,000	100%	$225,000,000	$25,785

Guarantees of the 12.75% Senior Secured Notes due 2016(3)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The 12.75% Senior Secured Notes due 2016 are the obligations of A. M. Castle & Co.

(3)
Each of the entities listed on the table of additional registrants on the next page of this Registration Statement will fully and unconditionally guarantee, jointly and severally, the obligations of A. M. Castle & Co. under the 12.75% Senior Secured Notes due 2016. No separate consideration was received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act. The guarantees are not traded separately.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

        The following subsidiaries of A. M. Castle & Co. are Registrant Guarantors:

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Advanced Fabricating Technology, LLC	Delaware	3089	38-3526125
Keystone Tube Company, LLC	Delaware	5051	36-4388746
Oliver Steel Plate Co.	Delaware	5051	38-4238992
Paramont Machine Company, LLC	Delaware	3599	34-1890456
Total Plastics, Inc.	Michigan	5162	38-2203149
Transtar Inventory Corp.	Delaware	5051	43-2009648
Transtar Metals Corp.	Delaware	5051	82-0575906
Tube Supply, LLC	Texas	5051	76-0184113

        The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above are the same as those of A. M. Castle & Co.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 11, 2012.

PRELIMINARY PROSPECTUS

A. M. Castle & Co.

Offer to Exchange

$225,000,000 principal amount of its 12.75% Senior Secured Notes due 2016, which have been registered under the Securities Act of 1933, for any and all of its outstanding 12.75% Senior Secured Notes due 2016

        We are offering to exchange all of our outstanding 12.75% Senior Secured Notes due 2016 that we issued on December 15, 2011, which we refer to as the old notes, for new 12.75% Senior Secured Notes due 2016, which we refer to as the new notes, and together with the old notes, the notes, in an exchange transaction that is being registered hereby. The terms of the new notes are identical to the terms of the old notes except that the transaction in which you may elect to receive the new notes has been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, the new notes are freely transferable.

        We will pay interest on the notes on June 15 and December 15 of each year, beginning on June 15, 2012. The notes will mature on December 15, 2016.

        On or after December 15, 2014, we may redeem some or all of the notes at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. Prior to December 15, 2014, we may redeem up to 35% of the aggregate principal amount of the notes at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the notes at any time prior to December 15, 2014, by paying a "make-whole" premium, plus accrued and unpaid interest, if any, to the date of redemption.

        The notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by our existing and future domestic restricted subsidiaries, other than immaterial subsidiaries.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., Eastern time, on        2012, unless extended.

  •
  All old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for new notes.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for new notes pursuant to the exchange offer should not be a taxable event for United States federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

        Broker-dealers receiving new notes in exchange for old notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities.

        See "Risk Factors" beginning on page 8 to read about important factors you should consider in connection with the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2012.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the original notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. See "Incorporation of Documents by Reference" on page 116 for a listing of documents we incorporate by reference.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

 General Information

        Unless the context requires otherwise, references in this prospectus to the "Company", "we", "us", and "our" refer to A. M. Castle & Co., together with its subsidiaries.

        The "old notes," consisting of a single series of our 12.75% Senior Secured Notes due 2016, which were issued on December 15, 2011, and the "new notes," consisting of our 12.75% Senior Subordinated Notes offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the "notes".

Industry and Market Data

        In this prospectus, we rely on and refer to information and statistics regarding the metal service center industry and general manufacturing markets. We obtained this information and these statistics from third-party sources, such as the Institute of Supply Management, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, nor do we make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

Trademarks, Service Marks and Trade Names

        This prospectus may also include trade names, trademarks and product names of other companies. Our use or display of other parties' trade names, trademarks or products is not intended to, and does not imply a relationship with, or endorsement or sponsorship of us by, the respective owners of such trade names, trademarks or products.

i

PROSPECTUS SUMMARY

        This summary highlights information about us and the exchange offer contained in greater detail elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important for you to consider before deciding whether or not to participate in the exchange offer. You should carefully read the entire prospectus, especially the information presented under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" before deciding whether or not to participate in the exchange offer.

A. M. Castle & Co.

        We are a leading distributor and processor of specialty metals serving customers on a global basis. We focus on specialized grades of metals, including alloy, aluminum, nickel, stainless steel, carbon and titanium, primarily in the forms of bars, tubing, extrusions, plate and sheet. We perform a broad array of metal processing services, such as bar sawing, waterjet and plasma cutting, turning and polishing, trepanning, honing, grinding, leveling, shearing, annealing and heat treating, to meet specific customer requirements. We also distribute plastic products and offer value-added plastics services such as cutting and forming. We have been in business for over 120 years.

        We operate as an intermediary between our diversified customer base and the mills that produce materials. We purchase metals and plastics from numerous producers in bulk that we hold in service centers until sold, usually in smaller quantities and typically with value-added processing services performed. We market a wide range of over 5,000 products to our customers.

        Our diversified customer base includes Fortune 500 companies as well as thousands of medium and smaller sized firms. We principally serve customers in the producer durable equipment sector. We target aerospace, oil and gas, and heavy equipment, machine tools and general industrial equipment end markets for our metals products. In our plastics business we target automotive, point-of-purchase retail, marine, life sciences and other general industrial end markets.

        We have 48 operational service centers, including 44 centers in North America, three in Europe and one in Asia, with a total of over 3.5 million square feet under roof. We use these service centers to hold inventory, perform value-added processes and distribute products to both local and export markets.

Summary of the Exchange Offer

        On December 15, 2011, we completed an offering of $225 million in aggregate principal amount of 12.75% Senior Secured Notes due 2016, which was exempt from registration under the Securities Act. In connection with the offering, we entered into a registration rights agreement for the benefit of the holders of the old notes. In the registration rights agreement, we agreed to offer to exchange new notes registered under the Securities Act for old notes. We also agreed to deliver this prospectus to you. In this prospectus, the old notes and the new notes are collectively referred to as the "notes."

        You should read the discussion under the headings "The Exchange Offer" and "Description of the New Notes" for further information regarding the new notes to be issued in the exchange offer and the discussion under the heading "The Exchange Offer—Conditions to the Exchange Offer" for further information regarding the conditions that must be satisfied or waived to consummate the exchange offer.

Exchange Offer	We are offering to exchange our new notes, which have been registered under the Securities Act, for a like principal amount of our currently outstanding, unregistered old notes. $225 million aggregate principal amount of our old notes is outstanding. Old notes may only be exchanged in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Expiration Date	The exchange offer will expire at 5:00 p.m., Eastern time, on , 2012, which we refer to as the expiration date, unless we, in our sole discretion, extend it.
Registration Rights

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the old notes. After the exchange offer is consummated, we will no longer have an obligation to register the old notes, except under limited circumstances. Under the registration rights agreement, we are required to pay liquidated damages in the form of additional interest on the old notes in certain circumstances, including if the exchange offer registration statement is not declared effective by the SEC on or before 210 calendar days after issuance of the original notes or if the exchange offer is not consummated within 30 business days after effectiveness of the exchange offer registration statement.

Resale of New Notes

Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are an "affiliate" of A. M. Castle & Co. or any guarantor within the meaning of Rule 405 under the Securities Act;
• acquired the new notes other than in the ordinary course of your business;
• have an arrangement or understanding with any person to engage in the distribution of the new notes; or
• are engaging in or intend to engage in a distribution of the new notes.

If you are a broker-dealer and receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Any holder of old notes who:
• is an affiliate of A. M. Castle & Co. or any guarantor;

• does not acquire new notes in the ordinary course of its business; or
• tenders its old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

Conditions to Exchange Offer	The exchange offer is subject to certain conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedure for Tendering Old Notes

If you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

If you hold old notes through The Depositary Trust Company, which we refer to as DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are not an "affiliate" of A. M. Castle & Co. or any guarantor within the meaning of Rule 405 under the Securities Act;
• you are acquiring the new notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to engage in the distribution of the new notes;
• you are not engaging in or intend to engage in a distribution of the new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. The new notes issued in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Procedures For Tendering."

Special Procedures for Beneficial Owners

If you are the beneficial owner of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender in the exchange offer, you should contact the person in whose name your notes are registered and instruct the registered holder to tender the old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See "The Exchange Offer—Procedures for Tendering."

Withdrawal Rights	The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., Eastern time, on the expiration date.
Acceptance of Old Notes and Delivery of New Notes

Subject to customary conditions, we will accept old notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The new notes will be delivered promptly following the expiration date.

Effect of Not Tendering

Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws.

Interest on the New Notes and the Old Notes

Upon issuance, the new notes will bear interest equal to the accrued and unpaid interest on the old notes. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the new notes.

United States Federal Income Tax Consequences

The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. For a more complete discussion of the U.S. federal income tax consequences of the exchange offer, see "United States Federal Income Tax Consequences."

Exchange Agent

U.S. Bank National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer. Its address and telephone number are listed in "The Exchange Offer—Exchange Agent."

Use of Proceeds	We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer.

Summary of the New Notes

        The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes. The new notes will have terms identical in all material respects to the old notes, except that the new notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement and will have a different CUSIP number from the old notes. The new notes will evidence the same debt as the old notes and will be issued under the same indenture.

Issuer	A. M. Castle & Co., a Maryland corporation
Notes Offered	$225.0 million aggregate principal amount of 12.750% Senior Secured Notes due 2016
Maturity Date	December 15, 2016.
Interest	We will pay interest in cash on the new notes semi-annually, in arrears, at an annual interest rate of 12.750%, on June 15 and December 15 of each year, beginning on June 15, 2012.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore or, if no interest was paid on such outstanding old note, from the date of original issuance. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

Guarantees

The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries, other than immaterial subsidiaries. See "Description of the Notes—Brief Description of the Notes and the Note Guarantees—Note Guarantees."

Security

The new notes and the related guarantees will be secured by liens on substantially all of our and the guarantors' assets, subject to certain exceptions and permitted liens. However, the security interest in such assets that secure the new notes and the related guarantees will be contractually subordinated to liens thereon that secure our revolving credit facility. See "Description of the Notes—Security."

Ranking

The new notes and the related guarantees will rank senior in right of payment to all of our and the guarantors' existing and future subordinated indebtedness and equal in right of payment with all of our and the guarantors' exiting and future senior indebtedness, including indebtedness under our revolving credit facility. However, pursuant to the terms of the intercreditor agreement, the new notes and the related guarantees will be effectively subordinated to indebtedness under our revolving credit facility to the extent of the value of all of the collateral securing our revolving credit facility.

Optional Redemption

On or after December 15, 2014, we may redeem some or all of the notes at a premium that will decrease over time as set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption.

Prior to December 15, 2014, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the notes at any time prior to December 15, 2014, by paying a "make whole" premium, plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes—Optional Redemption."

Change of Control Offer

If we experience certain change of control events, the holders of the notes will have the right to require us to purchase all or a portion of their notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

Asset Sale Offer

Upon certain asset sales, we may be required to offer to use the net proceeds thereof to purchase some of the notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Asset Sales."

Excess Cash Flow Offer	We must make, subject to certain conditions, an offer to purchase notes with:

•

75% of excess cash flow (as defined in the indenture governing the notes) until we have offered to purchase up to $50 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to the excess cash flow offer provision under the indenture,

•

50% of excess cash flow until we have offered to purchase up to $75 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to the excess cash flow offer provision under the indenture,

•

25% of excess cash flow until we have offered to purchase up to $100 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to the excess cash flow offer provision under the indenture, and

• 0% thereafter,

for each fiscal year ending December 31, commencing with the fiscal year ending December 31, 2012, in each case, at 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Excess Cash Flow Offer."

Certain Indenture Provisions	The indenture governing the notes contains certain covenants that, among other things, limit our and our restricted subsidiaries' ability to:
• incur additional indebtedness or issue disqualified stock;
• pay dividends or make other restricted payments;
• prepay, redeem or repurchase capital stock or subordinated debt;
• transfer or sell assets;
• make certain investments;
• create or incur certain liens;
• enter into certain transactions with affiliates; and
• merge or consolidated with any other person.
These covenants are subject to a number of important exceptions. See "Description of the Notes—Certain Covenants."
Use of Proceeds

We will not receive any proceeds from the issuance of the new notes in the exchange offer. This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated as of December 15, 2011, by and among us, the guarantors party thereto, and the initial purchaser of the old notes. In return for issuance of the new notes, we will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

Absence of a Public Market

The new notes will not be listed on any securities exchange or included in any automated quotation system. Accordingly, there can be no assurance that a market for the new notes will develop or as to the liquidity of any market that may develop.

RISK FACTORS

        You should carefully consider the risks described as well as the other information contained in this prospectus, as well as well as the other information included in this prospectus and the risk factors incorporated by reference into this prospectus from Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2011, before making a decision to participate in the exchange offer. The risks described below and incorporated herein by reference are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition or results of operations. Any of such risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Old Notes and the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

  •
  registered under the Securities Act;

  •
  offered or sold under an exemption from the Securities Act and applicable state securities laws; or

  •
  offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently anticipate that we will register the old notes under the Securities Act.

Holders of the old notes who do not tender their old notes will have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest.

        Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

        If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than comparable issues of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

        The new notes will be securities for which there is no established public market. An active market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. A liquid trading market may not develop for the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the Notes

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have substantial indebtedness. As of December 31, 2011, we had approximately $318.0 million of total debt outstanding, of which $260.5 million is secured, including the notes. In addition, we had approximately $55.3 million of availability under our revolving credit facility as of December 31, 2011. Subject to restrictions in the indenture, we may incur additional indebtedness.

        Our substantial level of indebtedness could have important consequences to you and significant effects on our business, including the following:

  •
  it may be more difficult for us to satisfy our financial obligations, including with respect to the notes;

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  our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions or general corporate purposes may be impaired;

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  we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to use for operations and other purposes;

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  our ability to fund a change of control offer may be limited;

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  our substantial level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

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  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

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  our substantial level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

        We expect to obtain the funds to pay our expenses and to repay our indebtedness primarily from our operations and, in the case of our indebtedness, from the refinancing thereof. Our ability to meet our expenses and make these payments therefore depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future, and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the notes, or to fund other liquidity needs. If we do not have enough funds, we may be required to refinance all or part of our then existing debt, sell assets or borrow more funds, which we may not be able to accomplish on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

Despite our current indebtedness level, we and any of our existing or future subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage.

        We and any of our existing and future subsidiaries may be able to incur substantial additional indebtedness in the future. Although the terms of the indenture contains limitations on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. If we incur any additional indebtedness that ranks equally with the notes, the holders of that additional debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company, subject to any collateral securing the notes. If new debt is added to our or any of our existing and future subsidiaries' current debt levels, the related risks that we now face could be exacerbated.

The lien ranking provisions set forth in the intercreditor agreement substantially limits the rights of the holders of the notes with respect to liens on the assets securing the notes and related guarantees.

        A number of the collateral agent's rights and remedies with respect to the collateral to be shared with the lenders under our revolving credit facility are significantly limited under the intercreditor agreement between Wells Fargo Bank, National Association and U.S. Bank National Association. For instance, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under our revolving credit facility, the collateral agent will not have the right to foreclose upon any collateral securing our revolving credit facility under certain conditions specified in such intercreditor agreement. See "Description of Notes—Security—Intercreditor Agreement."

A portion of our business is conducted through foreign subsidiaries and the failure to generate sufficient cash flow from these subsidiaries, or otherwise repatriate or receive cash from these subsidiaries, could result in our inability to repay our indebtedness, including the notes.

        As of December 31, 2011, approximately $185.2 million or 22.5% of our consolidated assets based on book value, and $237.2 million or 20.9% of our consolidated net sales, respectively, were held and generated by foreign subsidiaries. Our ability to meet our debt service obligations (including those relating to the notes) with cash from foreign subsidiaries will depend upon the results of operations of these subsidiaries and may be subject to legal, contractual or other restrictions and other business considerations. In addition, dividend and interest payments to us from the foreign subsidiaries may be subject to foreign withholding taxes, which would reduce the amount of funds we receive from such foreign subsidiaries. Dividends and other distributions from our foreign subsidiaries may also be subject to fluctuations in currency exchange rates and legal and other restrictions on repatriation, which could further reduce the amount of funds we receive from such foreign subsidiaries.

        In general, when an entity in a foreign jurisdiction repatriates cash to the U.S., the amount of such cash is treated as a dividend taxable at current U.S. tax rates. Accordingly, upon the distribution of cash to us from our foreign subsidiaries, we will be subject to U.S. income taxes. Although foreign tax credits may be available to reduce the amount of the additional tax liability, these credits may be limited and only offset the tax paid in the foreign jurisdiction, not the excess of the U.S. tax rate over the foreign tax rate. Therefore, to the extent that we must use cash generated in foreign jurisdictions to make principal or interest payments on the notes, there may be a cost associated with repatriating the cash to the U.S.

None of our foreign subsidiaries or any unrestricted subsidiaries are guarantors with respect to the notes, and therefore, any claims you may have in respect of the notes are structurally subordinated to the liabilities of those subsidiaries.

        None of our foreign subsidiaries or any unrestricted subsidiaries guarantee the notes. If any of our foreign subsidiaries or unrestricted subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our foreign subsidiaries and any unrestricted subsidiaries. As of December 31, 2011, our foreign subsidiaries had $11.0 million of outstanding debt. However, the indenture, while restricting foreign subsidiaries' indebtedness, will nevertheless permit our foreign subsidiaries to incur indebtedness. See "Description of Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." We do not have any unrestricted subsidiaries as of the date that this prospectus. In addition, because the liens on the collateral securing the notes include pledges of a portion of the stock (or equivalent equity interest) of our foreign subsidiaries which are directly owned by our U.S. restricted subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the notes to proceed against that collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect such liens.

The indenture imposes significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

        The indenture imposes, and future debt agreements may impose, operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

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  incur additional indebtedness unless certain financial tests are satisfied or issue disqualified capital stock;

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  pay dividends, redeem subordinated debt or make other restricted payments;

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  make certain investments or acquisitions;

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  issue stock of subsidiaries;

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  grant or permit certain liens on our assets;

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  enter into certain transactions with affiliates;

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  merge, consolidate or transfer substantially all of our assets;

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  incur dividend or other payment restrictions affecting certain of our subsidiaries;

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  transfer, sell or acquire assets, including capital stock of our subsidiaries; and

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  change the business we conduct.

        These covenants could adversely affect our ability to finance our future operations or capital needs, withstand a future downturn in our business or the economy in general, engage in business activities, including future opportunities that may be in our interest, and plan for or react to market conditions or otherwise execute our business strategies. The credit agreement governing our revolving credit facility imposes similar limitations and contains a springing financial maintenance covenant. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders or holders of such indebtedness could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the indenture.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated levels of revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the notes, or to fund other liquidity needs. Therefore, we may not be able to maintain or realize a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes offered hereby.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including our indebtedness under the notes offered hereby. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous borrowing covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including the indenture, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of principal and interest on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The value of the collateral securing the notes may not be sufficient to pay the amounts owed under the notes. As a result, holders of the notes may not receive full payment on their notes following an event of default.

        The proceeds of any sale of collateral securing the notes following an event of default with respect thereto may not be sufficient to satisfy, and may be substantially less than, amounts due on the notes. No appraisal has been made of the collateral.

        The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us, and such exclusion could have a material adverse effect on the value of the collateral. The value of the collateral could be impaired in the future as a result of changing economic and market conditions, our failure to successfully implement our business strategy, competition and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation.

        To the extent that liens, security interests and other rights granted to other parties encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the indenture or the holders of the notes to realize or foreclose on that collateral. Consequently, we cannot assure investors in the notes that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior claims on the collateral.

        Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the trustee or any holder of the notes to obtain the benefit of any collateral securing the notes. Such delays could have a material adverse effect on the value of the collateral.

        If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

        The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees. There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

        Under various circumstances, collateral securing the notes and the guarantees will be released automatically, including a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture; with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and to the extent we have defeased or satisfied and discharged the indenture. In addition, the capital stock of the guarantors will be excluded from the collateral securing the notes to the extent liens thereon would trigger reporting obligations under Rule 3-16 of Regulation S-X, which requires financial statements from any company whose securities are collateral if its book value or market value, whichever is greater, would exceed 20% of the principal amount of the notes secured thereby.

        In addition, the guarantee of a subsidiary guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

        The indenture will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate such a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Any future pledge of collateral might be voidable in bankruptcy.

        Any future pledge of collateral in favor of the collateral agent for the notes, including pursuant to security documents delivered after the date of the indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

        Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party, and that certain property and rights acquired after the grant of a general security interest, such as equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee or the collateral agent for the notes may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

        In addition, the security interest of the collateral agent for the notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

The collateral is subject to casualty risks.

        The indenture and the related security documents require us and the guarantors to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

Rights of holders of notes in the collateral may be adversely affected by bankruptcy proceedings.

        The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such time as the bankruptcy court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "under-secured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "under-secured claims" during the debtor's bankruptcy case.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) we or any guarantor, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof: we or any guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees; the issuance of the notes or the incurrence of the guarantees left us or any guarantor, as applicable, with an unreasonably small amount of capital to carry on its business; or we or any guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay such debts as they mature.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or such guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantee would not be further subordinated to our or any guarantor's other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness: the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due.

        If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantees or further subordinate the notes or such guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of such debt.

        Although any guarantee entered into in connection with the issuance of the notes contains a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect such guarantee from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.

        The indenture permits liens in favor of third parties to secure certain indebtedness, such as purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to limitations as described in "Description of Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." In addition, certain categories of assets are excluded from the collateral securing the notes and the guarantees. Excluded assets include certain contracts, certain equipment and certain capital stock and other securities of our subsidiaries. See "Description of Notes—Security." If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and effectively subordinated to holders of obligations secured by a lien on such excluded property.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

        The credit ratings assigned to the notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

Our ability to repurchase the notes upon a change of control may be limited.

        If we were to experience a change of control, the indenture requires us to offer to purchase all the notes then outstanding at 101% of their principal amount, plus unpaid accrued interest to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the notes. The inability to repay such debt, if accelerated, and to purchase all of the tendered notes following a change of control, would constitute an event of default under the indenture and the events that constitute a change of control under the indenture may also be events of default under our revolving credit facility. These events may permit the lenders under our revolving credit facility to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the notes and repay certain amounts outstanding under our revolving credit facility if such indebtedness is accelerated, we would probably require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all. If the indebtedness under our revolving credit facility is not paid, the lenders thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

        One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our capital stock or assets. However, the phrase "all or substantially all" will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of "all or substantially all" of our capital stock or assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all of a portion of the notes held by such holder may be impaired.

Because each guarantor's liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

        The guarantees of the notes are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees."

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could affect the liquidity and value of the notes.

        There is no existing market for the notes. An active market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders thereof, prevailing interest rates, our operating results, financial performance and prospects, the interest of securities dealers in making a market in the notes, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. The market for the notes may be subject to similar disruptions. Any such disruptions may adversely affect the value of the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system.

Risks Related to Our Business

        For a discussion of risks relating to our business, see Item 1A ("Risk Factors") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other filings with the SEC that are incorporated into this prospectus by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, projections of revenue, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our plans, strategies and objectives for future operations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology.

        Forward-looking statements reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

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  volatility in the prices of metals and plastics;

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  disruptions or shortages in the supply of raw materials;

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  our ability to manage our inventory efficiently;

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  increasing freight and energy prices;

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  cyclicality and seasonality of our customers' businesses;

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  competition in the markets that we serve;

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  relocation of production operations for the manufacturing industry outside the United States;

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  general global, economic, credit and capital market conditions, including interest rate fluctuations; risks related to our international operations;

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  our ability to integrate acquired businesses and realize the benefits we anticipate;

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  risks related to our interests in joint ventures, which we do not manage;

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  disruptions in our business;

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  legal and regulatory compliance; and

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  our substantial indebtedness and covenants related thereto.

        These forward-looking statements reflect our views and assumptions only as of the date such forward-looking statements are made. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading "Risk Factors" in this prospectus.

 USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the new notes in the exchange offer. This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated as of December 15, 2011, by and among us, the guarantors party thereto, and the initial purchaser of the old notes. In return for issuance of the new notes, we will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table presents our summary historical financial data for the periods and at the dates indicated. The statement of operations and cash flow data for the fiscal years ended December 31, 2009, 2010 and 2011 and the balance sheet data as of December 31, 2010 and 2011 have been obtained from our audited consolidated financial statements and the notes thereto incorporated by reference into this prospectus. The statement of operations and cash flow data for the fiscal years ended December 31, 2007 and 2008 have been obtained from our audited consolidated financial statements and the notes thereto, which are not incorporated by reference herein. The balance sheet data as of December 31, 2007, 2008 and 2009 have been obtained from our audited consolidated financial statements and the notes thereto, which are not incorporated by reference herein. Our historical results are not necessarily indicative of our future performance.

	Fiscal Year Ended December 31
	2007	2008	2009	2010	2011
Condensed Consolidated Statement of Operations Data:
Net sales	$1,420,353	$1,501,036	$812,638	$943,706	$1,132,366
Cost of materials (exclusive of depreciation and amortization	1,032,355	1,123,977	611,352	700,854	845,609
Warehouse, processing and delivery expense	139,993	154,189	109,627	123,318	134,898
Selling, general and administrative expense	137,153	136,551	106,140	108,223	126,193
Depreciation and amortization expense	20,177	23,327	21,291	20,649	20,472
Impairment of goodwill	—	58,860	1,357	—	—

Operating income (loss)	90,675	4,132	(37,129)	(9,338)	5,194
Interest expense, net	(12,899)	(9,373)	(6,440)	(4,988)	(13,654)
Loss on extinguishment of debt	—	—	—	—	(6,153)

Income (loss) before income taxes and equity in earnings of joint venture	77,776	(5,241)	(43,569)	(14,326)	(14,613)
Income tax expense (benefit)	31,294	20,690	(16,264)	(3,101)	(1,126)

Income (loss) before equity in earnings of joint venture	46,482	(25,931)	(27,305)	(11,225)	(13,487)
Equity in earnings of joint venture	5,324	8,849	402	5,585	11,727

Net income (loss)	$51,806	$(17,082)	$(26,903)	$(5,640)	$(1,760)

			(Dollars in thousands)

	Fiscal Year End December 31
	2007	2008	2009	2010	2011
Condensed Consolidated Statement of Cash Flow Data:
Capital expenditures	$(20,183)	$(26,302)	$(8,749)	$(7,572)	$(11,744)
Depreciation and amortization	20,177	23,327	21,291	20,649	20,472
Stock based compensation	5,018	454	1,370	2,411	4,349
Change in net working capital	17,901	(20,222)	44,813	32,686	(64,706)
Net cash flows from (used in) Operating activities	78,666	21,747	53,130	34,362	(46,288)
Net cash flows from (used in) Investing activities	(13,933)	(52,156)	(7,637)	(7,443)	(185,189)
Net cash flows from (used in) Financing activities	(50,821)	26,571	(31,944)	(18,365)	225,538
Condensed Consolidated Balance Sheet Data (End of Period):
Cash and cash equivalents	$22,970	$15,277	$28,311	$36,716	$30,524
Accounts receivable, net	146,675	159,613	105,832	128,365	181,036
Inventories	207,284	240,673	170,960	130,917	272,039
Property, plant and equipment net	75,110	88,290	82,753	76,715	82,141
Total assets	677,004	679,034	558,001	529,352	822,323
Total liabilities	291,929	331,734	239,793	215,893	510,044
Total stockholders' equity	385,075	347,300	318,208	313,459	312,279
			(Dollars in thousands)

 UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statement (the "pro forma financial statement") is based on our historical consolidated financial information, which is included in our Annual Report on Form 10-K for the year ended December 31, 2011 and the consolidated financial information of Tube Supply, Inc. ("Tube Supply" or "TSI"), which is included in Exhibit 99.1 to the Current Report on Form 8-K/A, filed with the SEC on February 28, 2012 and have been prepared to reflect our acquisition of all the outstanding common stock of Tube Supply (the "Acquisition").

        The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2011 give effect to, among other things, the Acquisition and the new debt financing entered into to consummate the Acquisition (collectively referred to as the "Transactions") as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2011 combines the historical consolidated statement of operations for the Company and Tube Supply for their respective fiscal years ended December 31, 2011 and October 31, 2011. The historical financial information for the twelve month periods is derived from the audited financial statements of the Company and Tube Supply, respectively, but does not include all disclosures required by accounting principles generally accepted in the United States of America

        The pro forma financial statements were prepared using the acquisition method of accounting and are based on certain assumptions which we believe to be reasonable, and will have a continuing impact on us. They do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from integration activities. The historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid by the Company to Tube Supply's stockholders in connection with the Acquisition and the effect of the new debt financing that coincided with the closing of the Acquisition. The pro forma adjustments related to the Acquisition are based on information available to date. The purchase price allocation is subject to change upon the finalization of items such as, the determination of fair-values of any pre-acquisition contingencies, finalization of working capital adjustments, and certain tax related matters. The actual adjustments described herein were as of the closing date of the Acquisition and may possibly change for the reasons previously noted. Revisions to the preliminary purchase price allocation of the Acquisition could materially change the pro forma amounts of depreciation and amortization, cost of providing services and income tax expense.

        The details of the new debt financing were included in the Company's Report on Form 8-K filed on December 21, 2011. At the date of issuance of the new debt, December 15, 2011, and as of the date of this prospectus, we do not have a sufficient number of common shares available to share-settle the conversion option of the senior unsecured convertible notes in full. Therefore, we may not elect to issue shares of common stock upon conversion of the unsecured convertible notes to the extent such election would result in the issuance of more than 19.99% of our common stock outstanding immediately prior to the issuance of the unsecured convertible notes until we receive shareholder approval for such issuance and shareholder approval for the increase in the number of shares of common stock authorized and available for issuance upon conversion of the unsecured convertible notes. Accordingly, the embedded conversion option within the unsecured convertible notes does not qualify for equity classification and is required to be bifurcated and valued separately as a derivative liability in accordance with Accounting Standards Codification 815, Derivatives and Hedging ("ASC 815"). The debt discount created by the bifurcation of the embedded conversion option is amortized to interest expense using the effective interest method. During each reporting period, the conversion option derivative liability (the "derivative liability") is marked to fair value, with changes in fair value recognized in earnings (interest expense). At the date of issuance and as of December 31, 2011, the fair value of the derivative liability was $22.3 million and $26.4 million, respectively.

        If we receive shareholder approval for the issuance of our common stock in excess of the 19.99% limitation and for the increase in the number of shares of common stock authorized and available for issuance upon conversion of the unsecured convertible notes so that we have the ability to share-settle the conversion option in full, the conversion option may qualify for equity classification and the derivative liability may no longer need to be accounted for as a separate derivative on a prospective basis from the date of reassessment. Any remaining debt discount that arose from the original bifurcation will continue to be amortized to interest expense.

        In preparing the unaudited pro forma financial statement, the conversion option is treated as a derivative liability and the value of such liability at the time of issuance of the convertible debt ($22.3 million) was used to determine the additional non-cash interest expense associated with its accretion. Had the issuance of the unsecured convertible notes actually occurred on January 1, 2011, the conversion option may have qualified for equity classification and/or the valuation of the conversion option may have been different. Therefore, the unaudited pro forma combined income statement presented does not include a mark-to-market adjustment of the derivative liability due to the complexities of determining such adjustment for the pro forma periods.

        Tube Supply was considered the primary beneficiary of Willeford-Sorensen, Ltd. ("WSL"), a variable interest entity, since it guaranteed various debt of WSL. Thus, in its historical financial statements WSL was consolidated. The impact of consolidating WSL on Tube Supply's income statement is not significant and, therefore, has been ignored in the pro forma adjustments below. WSL will not be consolidated as part of the Acquisition since the Tube Supply guarantees of various WSL debts were terminated upon closing of the Acquisition.

Pro Forma Unaudited Condensed Consolidated Statement of Operations

	AM Castle	Tube Supply
	Fiscal Year Ended
($ in Thousands)	December 31, 2011	October 31, 2011	Reclass.	Pro Forma Adjustments	Note Reference	Pro Forma Combined
			a
Net sales	$1,132,366	$207,458	$—	$(7,648)		$1,332,176
Cost of materials (exclusive of depreciation and amortization)	845,609	143,179	—	(11,721)	b	977,067
Warehouse, processing and delivery expense	134,898		1,772	224	c	136,894
Selling, general and administrative expense	126,193	20,295	(2,851)	(2,557)	d	141,080
Depreciation and amortization expense	20,472	—	1,079	5,357	e	26,908

Operating income (loss)	5,194	43,984	—	1,049		50,227
Interest expense, net	(19,807)	(1,060)		(18,738)	f	(39,605)

Income (loss) before income taxes and equity in earnings of joint venture	(14,613)	43,924	—	(17,689)		10,668
Income tax expense (benefit)	(1,126)	3,885	—	5,063	g	7,822

Income (loss) before equity in earnings of joint venture	(13,487)	39,039	—	(22,752)		2,800
Equity in earnings of joint venture	11,727	—	—	—		11,727

Net income (loss)	$(1,760)	$39,039	$—	$(22,752)		$14,527

Basic loss per share	$(0.08)				h	$0.63
Weighted average common shares outstanding—basic	22,983				h	22,983
Diluted loss per share	$(0.08)				h	$0.58
Weighted average common shares outstanding—diluted	22,983				h	25,002

Notes to Unaudited Pro Forma Combined Financial Statements

(1)   Basis of Presentation

        On December 15, 2011, the Company acquired 100 percent of the outstanding common shares of Tube Supply for cash. The accompanying pro forma financial statement presents the pro forma combined results of operations of the combined company based upon historical financial statements of the Company and Tube Supply, after giving effect to the Acquisition adjustments described in these notes. The operating results of Tube Supply from December 15, 2011, the date of acquisition, through December 31, 2011 have been excluded from the pro forma financial statement so that only 52-weeks of activity are presented on a pro forma basis. The exclusion of this activity is reflected in the pro forma adjustments column of the pro forma statement. A summary of the operating results for Tube Supply for the period December 15, 2011 through December 31, 2011 is as follows:

Net sales	$7.6 million
Operating income	$1.4 million
Net income	$0.9 million

        Certain amounts in the Tube Supply historical financial statement have been reclassified to conform to the Company's presentation.

(2)   The Acquisition

        Tube Supply, based in Houston, Texas, is a leading value-added distributor of specialty tubular and bar products for the oil and gas industry. Tube Supply provides high quality products and services primarily to the North American oilfield equipment manufacturing industry. Tube Supply operates two service centers, which are located in Houston, Texas and Edmonton, Alberta. The acquisition of Tube Supply will allow the Company to capitalize on the growing demand and opportunities in the oil and gas sector through new product offerings to an expanded customer base and therefore, provide added value to shareholders, customers and employees.

        The acquisition of Tube Supply was accounted for using the acquisition method. The estimated total purchase price is $184.4 million consisting of the $165.0 million base purchase price, $3.7 million of acquired cash and $15.7 million of estimated working capital adjustments. The following is an estimate of the excess purchase price over the assets acquired and liabilities assumed by the Company as of December 15, 2011 (dollars in millions):

Total estimated purchase price	$184.4
Less: book value of Tube Supply assets acquired and liabilities assumed	(105.8)

Excess of purchase price over net book value of net assets acquired	$78.6

(3)   Pro Forma Adjustments

        The adjustments described in these notes give effect to pro forma events that are (1) directly attributable to the Acquisition and new debt financing entered into to consummate the Acquisition (2) factually supportable and (3) expected to have a continuing impact on the combined results of the Company. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed. The pro forma financial statements do not reflect revenue opportunities, synergies or cost savings the Company may realize after the Acquisition. The pro forma financial statements also do not reflect non-recurring charges. There were no material transactions between the Company and Tube Supply during the periods presented that need to be eliminated.

a
Reclassifications—Certain reclassifications have been made to Tube Supply's historical presentation in order to conform to Castle's historical presentation. These reclassifications had no impact on the historical net income reported by Tube Supply.

b
Cost of materials—Primarily represents the pro forma adjustment to reflect the LIFO expense as the result of having incorporating Tube Supply inventory into the Company's LIFO pool after acquisition.

c
Warehouse, processing and delivery expense—Represents the pro forma adjustment to reflect the estimated rent expense due to new lease terms negotiated on existing properties in use by Tube Supply. As part of the Acquisition, the Company also negotiated a lease for a new building with the former stockholder's of Tube Supply. The terms of this specific lease are considered unfavorable to market and, as a result, the Company recognized an adjustment in purchase accounting. However, the impact of amortizing the unfavorable lease adjustment into warehouse, processing and delivery expense over the initial 5-year lease term (a reduction of expense of approximately $0.7 million per year) is not reflected in the pro forma adjustments as the building was not yet fully occupied by Tube Supply during the pro forma periods presented.

d
Selling, general and administrative expense—Represents the pro forma adjustment to reflect the elimination of acquisition and consulting fees incurred related to the Acquisition that are included in the Company's historical financial statements as these are considered non-recurring. Also included is incremental compensation expense related to a 3-year incentive plan for certain personnel of Tube Supply.

e
Depreciation and amortization expense—Represents the pro forma adjustment to reflect the amortization expense resulting from the fair value analysis of Tube Supply's customer relationships in the amount of $48.8 million, tradenames in the amount of $7.7 million, developed technology in the amount of $1.4 million and non-compete agreements in the amount of $1.0 million, respectively. For purposes of the pro forma information, the estimated amortization expense was based on a straight-line amortization period of 12 years for customer relationships, 10 years for tradenames, 3 years for developed technology and 3 years for non-compete agreements, respectively.

f
Interest expense—Represents the pro forma adjustment to interest expense to reflect the following:

(i)
Increase for estimated cash interest on the new debt;

(ii)
Increase for non-cash interest on the new debt due to amortization of debt origination fees, amortization of the original issue discount on the $225.0 million senior secured notes and amortization of derivative liability component of the $57.5 million unsecured convertible notes; and

(iii)
Decrease for interest expense on existing debt.

The write-off of existing deferred debt origination fees of $1.0 million and prepayment penalty of $5.2 million on the retirement of existing debt, respectively, have been excluded from the pro-forma results as they are non-recurring. The underwriting fees for debt financing and the mark-to-market adjustment for the conversion option on the convertible bonds of $7.4 million have also been excluded from the pro forma results as they are non-recurring.

The increase of interest expense on the debt incurred in conjunction with the Acquisition is comprised of cash interest on the senior secured notes of $225.0 million and unsecured convertible notes of $57.5 million at rates of 12.75% and 7.0%, respectively, as well as interest on the new revolving credit facility at an assumed interest rate of 3.0%. The estimated interest expense with respect to the new revolving credit facility assumes that the pro forma outstanding balance of $30.0 million remains constant. A 1/8% increase or decrease in interest rates used in the pro forma adjustment would not have a significant impact on the amount of expected interest to be paid.

There is non-cash interest expense of approximately $6.0 million annually related to the amortization of (i) the debt origination costs (ii) the original issue discount on the senior secured notes and (iii) the debt discount created by the bifurcation of the embedded conversion option on the unsecured convertible notes. The amortization is based on the effective interest method.

g
Income taxes—Represents pro forma adjustments to reflect the estimated impact of the tax effect of the above pro forma adjustments based on an estimated blended statutory rate of 35% and estimate the impact of income taxes on Tube Supply as a C-Corp. The estimate could change based on changes in the applicable tax rates and finalization of the combined company's tax position.

h
Earnings per share and shares outstanding—The pro forma weighted average number of basic and diluted shares outstanding reflect the Company's weighted average number of basic and diluted shares of common stock outstanding for the year ended December 31, 2011. As a result of the Acquisition, the Company owns 100 percent of the Tube Supply common stock and, therefore, these shares are not included in the pro forma weighted average number of basic and diluted shares outstanding. The pro forma weighted average number of diluted shares outstanding account for the impact of the outstanding convertible debt utilizing the treasury-stock method.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges	5.11	(a)	(b)	(c)	(d)

(a)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $2,415, due to a goodwill impairment charge of $58,860 recorded in the Company's Metals segment in December 2008.

(b)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $43,022.

(c)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $13,004.

(d)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $11,434.

        For purposes of computing these ratios, earnings consists of income or loss before income taxes and equity in earnings of joint venture plus amortization of capitalized interest plus distributed income of equity method investee less interest expense capitalized. Fixed charges consist of interest expense (including amortization of debt, discounts and issuance costs), capitalized interest and estimated interest component of rental expense. The ratio is calculated by dividing earnings by the sum of the fixed charges.

THE EXCHANGE OFFER

Purpose and Effect

        Concurrently with the sale of the old notes on December 15, 2011, we and the guarantors entered into a registration rights agreement with the initial purchaser of the old notes, which requires us to file an exchange offer registration statement under the Securities Act with respect to the new notes (the "exchange offer registration statement") and, upon the effectiveness of the exchange offer registration statement, offer to the holders of old notes who are able to make certain representations the opportunity to exchange their old notes for a like principal amount of new notes. The new notes will be issued without a restrictive legend and may generally be reoffered and resold without registration under the Securities Act.

        Pursuant to the registration rights agreement, we and the guarantors agreed, at our cost, for the benefit of the holders of the notes, to:

  •
  not later than 120 days after the date of original issuance of the old notes, file the exchange offer registration statement with the SEC with respect to a registered offer to exchange the old notes for new notes evidencing the same continuing indebtedness under, and having terms substantially identical in all material respects to, the old notes (except that the new notes will not contain terms with respect to transfer restrictions); and

  •
  use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 210 days after the date of original issuance of the old notes.

        Upon the effectiveness of the exchange offer registration statement, we will promptly offer the new notes in exchange for surrender of the old notes. We will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the old notes. For each note surrendered to us pursuant to the registered exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on such old note, from the date of its original issue.

        Under existing SEC interpretations, the new notes would be freely transferable by holders of the old notes other than our affiliates after the registered exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers ("participating broker-dealers") receiving new notes in the registered exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we will be required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes.

        A holder of old notes (other than certain specified holders) who wishes to exchange such old notes for new notes in the registered exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the registered exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Shelf Registration Statement; Additional Interest

        If:

  (1)
  prior to the consummation of the exchange offer, the holders of a majority in aggregate principal amount of the old notes determine in their reasonable judgment that:

  (a)
  upon the advice of counsel, the new notes and related guarantees would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable "blue sky" or state securities laws, or

  (b)
  the interests of the holders under the registration rights agreement, taken as a whole, would be materially adversely affected by the consummation of the exchange offer;

  (2)
  applicable interpretations of the staff of the SEC would not permit the consummation of the exchange offer;

  (3)
  the initial purchaser so requests with respect to notes not eligible to be exchanged for new notes in this exchange offer;

  (4)
  the exchange offer is not consummated within 240 days after the initial issuance of the notes for any reason; or

  (5)
  any holder of old notes notifies the Company within 60 days following consummation of the exchange offer that:

  (a)
  it is prohibited by law or SEC policy from participating in the exchange offer;

  (b)
  it may not resell the new notes and related guarantees acquired by it in the exchange offer to the public without restriction under state or federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act); or

  (c)
  it is a broker-dealer and owns notes acquired directly from the Company or any of its affiliates,

then we and the guarantors will file with the SEC a shelf registration statement to cover resales of the notes and related guarantees by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        If obligated to file the shelf registration statement, the Company and the guarantors will use all commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

        If:

  (1)
  we and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "effectiveness target date");

  (3)
  we and the guarantors fail to consummate the exchange offer within 30 days of the effectiveness target date with respect to the exchange offer registration statement; or

  (4)
  the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of notes during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "registration default"), then we and the guarantors will pay additional interest to the holders of the notes.

        With respect to the first 90-day period immediately following the occurrence of the first registration default, additional interest will be paid in an amount equal to 0.25% per annum. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum. Following the cure of all registration defaults, the accrual of additional interest will cease.

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of New Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if: you are not an "affiliate" of A. M. Castle & Co. or any guarantor within the meaning of Rule 405 under the Securities Act; you do not have an arrangement or understanding with any person to participate in a distribution of the new notes in violation of the provisions of the Securities Act; you are not engaged in, and do not intend to engage in, a distribution of the new notes; and you are acquiring the new notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business: you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, publicly available July 2, 1993, or similar no-action letters; and in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

        This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., Eastern time, on                ,

2012, or such date and time to which we extend the offer. Old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The new notes will evidence the same debt as the old notes and will be issued under the terms of, and be entitled to the benefits of, the indenture relating to the old notes.

        As of the date of this prospectus, $225 million in aggregate principal amount of notes was outstanding, and there was one registered holder, a nominee of the Depository Trust Company, or DTC. This prospectus is being sent to that registered holder and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted for exchange validly tendered old notes when, as and if we have given oral or written notice of the acceptance to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us and delivering the new notes to holders. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses applicable to the exchange offer, other than certain applicable taxes, underwriting discounts, if any, and commissions and transfer taxes, if any, which shall be borne by the holder. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer shall be 5:00 p.m., Eastern time, on                , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion: to delay accepting for exchange any old notes (if we amend or extend the exchange offer), to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or to amend the terms of the exchange offer in any manner.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of those old notes for exchange or the exchange of the new notes for those old notes, we determine that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

        In addition we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Purpose and Effect" or any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form of registration of the new notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for those old notes, if at such time any stop order shall be in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every commercially reasonable effort to obtain the withdrawal of any stop order at the earliest practicable date.

Procedures for Tendering

        To tender your old notes in the exchange offer, you must comply with either of the following: complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or comply with DTC's Automated Tender Offer Program, or ATOP, procedures described below.

        In addition, either the exchange agent must receive certificates for old notes along with the letter of transmittal prior to the expiration date or the exchange agent must receive a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of old notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing old notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either: make appropriate arrangements to register ownership of the old notes in your name; or obtain a properly completed bond power from the registered holder of old notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the old notes surrendered for exchange are tendered: by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing old notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        If you are a participant that has old notes which are credited to your DTC account by book-entry and which are held of record by DTC, you may tender your old notes by book-entry transfer as if you were the record holder. Because of this, reference herein to registered or record holders include DTC participants with old notes credited to their accounts. If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant.

        Participants in DTC's ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its ATOP that is tendering old notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

  •
  we may enforce the agreement against such participant.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus.

        We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Subject to and effective upon the acceptance for exchange and exchange of new notes, a tendering holder of old notes will be deemed to: have agreed to irrevocably sell, assign, transfer and exchange, to us all right, title and interest in, to and under all of the old notes tendered thereby; have represented and warranted that when such old notes are accepted for exchange by us, we will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and have irrevocably appointed the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered old notes, with full power of substitution to (1) deliver certificates representing such old notes, or transfer ownership of such old notes on the account books maintained by DTC (together, in any such case, with all accompanying evidences of transfer and authenticity), to us, (2) present and deliver such old notes for transfer on our books and (3) receive all benefits and otherwise exercise all rights and incidents of beneficial ownership with respect to such old notes, all in accordance with the terms of the exchange offer.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See "Plan of Distribution."

Acceptance of New Notes

        In all cases, we will promptly issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives: old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility; and a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering old notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you are acquiring the new notes in the ordinary course of your business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

  •
  you are not engaging in or intend to engage in a distribution of the new notes; and

  •
  if you are a broker that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

        The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular old notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of them incur any liability for any failure to give notification. Any old notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Return of Notes

        If we do not accept any tendered old notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged notes without expense to you as promptly as practicable.

Book-Entry Transfer

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the old notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the old notes by causing the book-entry transfer facility to transfer those old notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent's message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive new notes for tendered old notes. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 5:00 p.m., Eastern time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or you must comply with the DTC's ATOP procedures.

        Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the certificate numbers and principal amount of the old notes and be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes are tendered (including any required signature guarantees).

        If old notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the old notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn old notes may be retendered by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or should be directed to the exchange agent addressed as follows:

U.S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attention: Specialized Finance
Fax No.: (651) 495-8158
Confirmation No.: (800) 934-6802
General Bondholder Inquiry No: (800) 934-6802

Fees And Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the transfer and exchange of old notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

DESCRIPTION OF THE NOTES

        On December 15, 2011, A. M. Castle & Co. (the "Company"), issued $225,000,000 of 12.75% Senior Secured Notes due 2016 (the "old notes") under an indenture, dated as of December 15, 2011, between the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and the collateral agent (in such capacity, the "Collateral Agent"). As used in this "Description of the Notes," except as otherwise specified, the term "notes" means the old notes and the new notes offered in the exchange transaction that is being registered hereby (the "new notes"). All such notes will be treated as a single class for all purposes under the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which is referred to in this prospectus as the Trust Indenture Act, or TIA.

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the indenture. In this description, the "Company" refers only to A. M. Castle & Co. and not to any of its subsidiaries.

        The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The Collateral Documents referred to below under the caption "—Security" will define the terms of the agreements that secure the notes.

        The following description is a summary of the material provisions of the indenture, the registration rights agreement and the Collateral Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the Collateral Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the registration rights agreement and the Collateral Documents are available as set forth below under "—Additional Information."

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

The Notes and the Note Guarantees

The Notes

        The notes:

  •
  are general obligations of the Company;

  •
  are secured by a Lien, subject to Permitted Liens, on all of the Company's existing and future property and assets, other than Excluded Assets; provided that, such Lien will be contractually subordinated to the Lien on such property and assets that secures the Senior Credit Facility;

  •
  are pari passu in right of payment with all existing and future senior Indebtedness of the Company; provided that, the notes will be effectively subordinated to its Obligations under the Senior Credit Facility to the extent of the value of the property and assets secured thereby;

  •
  are effectively subordinated to any existing and future Indebtedness of the Company that is secured by Liens on assets that do not constitute Collateral, to the extent of the value of such assets;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Company; and

  •
  are unconditionally guaranteed by the Guarantors.

        As of the date of the indenture, all of our Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of

Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

The Note Guarantees

        The full and prompt payment of the Company's payment obligations under the notes are jointly and severally guaranteed by each of the Company's current and future Domestic Restricted Subsidiaries, other than any Immaterial Subsidiaries. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Note Guarantee:

  •
  is a general obligation of that Guarantor;

  •
  is secured by a Lien, subject to Permitted Liens, on all of that Guarantor's existing and future property and assets, other than Excluded Assets; provided that, if that Guarantor is a borrower or a guarantor under the Senior Credit Facility, such Lien is contractually subordinated to the Lien on such property and assets that secures the Senior Credit Facility;

  •
  is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; provided that, if the Guarantor is a borrower or a guarantor under the Senior Credit Facility, its Note Guarantee is effectively subordinated to its Obligations under the Senior Credit Facility to the extent of the value of the property and assets secured thereby;

  •
  is effectively subordinated to any existing and future Indebtedness of that Guarantor that is secured by Liens on assets that do not constitute Collateral, to the extent of the value of such assets; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Not all of our Subsidiaries guarantee the notes. The notes and Note Guarantees are structurally subordinated to the liabilities, including trade payables, and preferred stock of our Subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt, their trade creditors and the holders of their preferred stock before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries (i) generated net sales in the twelve-month period ended December 31, 2011 in an aggregate amount equal to $237.2 million, which was 20.9% of our consolidated revenues for such period; (ii) held assets with an aggregate book value of $193.8 million as of December 31, 2011, which was 23.6% of our consolidated assets as of such date; and (iii) had $11.1 million of Indebtedness outstanding as of such date, excluding intercompany balances. See "Risk Factors—Risks Related to the Notes—None of our foreign subsidiaries or any unrestricted subsidiaries are guarantors with respect to the notes, and therefore, any claims you may have in respect of the notes are structurally subordinated to the liabilities of those subsidiaries."

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

  (5)
  upon a covenant defeasance, legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, the registration rights agreement and appropriate Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

Principal, Maturity and Interest

        The notes are limited to an aggregate principal amount of $225.0 million, all of which have been issued.

        The Company issues notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on December 15 , 2016.

        Interest on the notes will accrue at the rate of 12.750% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2012. Interest on overdue principal, interest, premium, if any, and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Company will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Company or the paying agent, the Company will pay all principal, interest, premium, if any, and Additional Interest, if any, on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the

Company elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or new notes in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Security

General

        Pursuant to one or more Collateral Documents to be made by the Company and the Guarantors in favor of the Collateral Agent (for the benefit of the holders of the notes, the Collateral Agent and the Trustee), the notes, the note Guarantees and all other Obligations under the other notes Documents are secured by a Lien on substantially all of the assets of the Company and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by the Company or a Guarantor.

        Notwithstanding the foregoing, the Collateral will not include (collectively, the "Excluded Assets"):

  (1)
  the Voting Stock of any direct Foreign Subsidiary of the Company or a Guarantor in excess of 65% of all of the outstanding Voting Stock of such Foreign Subsidiary;

  (2)
  rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

  (3)
  property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby constitutes Permitted Debt described in clause (4) of the definition thereof and the agreements or instruments evidencing or governing such Indebtedness otherwise prohibits any other Liens thereon, but only for so long as such prohibition exists and is effective and valid;

  (4)
  (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Company or any of the Guarantors, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts;

  (5)
  motor vehicles or other equipment covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

  (6)
  intent-to-use trademark applications prior to the filing of a "statement of use" with respect thereto, to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the abandonment, invalidation or unenforceability thereof;

  (7)
  any Capital Stock of the Company's Subsidiaries to the extent that the pledge of such Capital Stock results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause;

  (8)
  real property owned by the Company or any of the Guarantors that has a Fair Market Value not exceeding $1.5 million either individually or in the aggregate and any real property leased by the Company or any Guarantor (other than any Existing Specified Leased Property); and

  (9)
  proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (8), unless such proceeds or products would otherwise constitute Collateral securing the notes;

provided, that notwithstanding anything to the contrary, to the extent that the Company or a Guarantor grants a Lien on any asset or right described in clause (1) through (9) above (other than clause (7)) to secure Obligations under the Senior Credit Facility, such asset or right shall not constitute an "Excluded Asset."

        In addition, with respect to clause (7) above, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's Capital Stock secures the notes, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the notes, but only to the extent necessary not to be subject to such requirement and only for so long as required not to be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of the notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the Capital Stock that are so deemed to no longer constitute part of the Collateral for the notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the notes.

        So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions set forth in the Collateral Documents, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral.

        Upon the occurrence and during the continuance of an Event of Default, subject to terms of the Intercreditor Agreement (as defined below):

  (1)
  all rights of the Company and the Guarantors to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent;

  (2)
  all voting or other consensual rights pertaining to the Collateral will become vested solely in the Collateral Agent and the right of the Company and the Guarantors to exercise any such voting and consensual rights will cease in accordance with the terms of the Collateral Documents; and

  (3)
  the Collateral Agent may take possession of and sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

        Subject to terms of the Intercreditor Agreement, the Collateral Agent will, as directed by the Trustee acting at the direction of the holders of the notes, determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default.

        The Liens created by the indenture and the Collateral Documents to secure the Obligations of the Company and the Guarantors under the notes and the Note Guarantees will be released upon:

  (1)
  the full and final payment and performance of the Obligations of the Company under the indenture, the notes and the Note Guarantees;

  (2)
  legal or covenant defeasance pursuant to the provisions set forth under the caption "—Legal and Covenant Defeasance" or discharge of the indenture in accordance with the provisions set forth under the caption "—Satisfaction and Discharge;" or

  (3)
  the consent of holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

        In addition, the Collateral Agent will release from the Lien created by the Collateral Documents:

  (1)
  Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by the indenture and the Collateral Documents;

  (2)
  the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of the indenture;

  (3)
  any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset;

  (4)
  any Collateral upon consent of holders of a majority in aggregate principal amount of notes outstanding; and

  (5)
  to the extent required by the Intercreditor Agreement;

provided that, notwithstanding any other provision of the indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to the terms of the previous paragraph.

        No appraisals of any Collateral have been prepared in connection with the offering of notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Company's Obligations under the notes or any of the Guarantors' Obligations under the Note Guarantees, in full or at all. See "Risk Factors—Risks Related to the Notes—The value of the collateral securing the notes may not be sufficient to pay the amounts owed under the notes. As a result, holders of the notes may not receive full payment on their notes following an event of default."

        In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the holders of notes to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

        If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

        The Company will otherwise comply with the provisions of TIA §314.

        To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an authorized officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

Intercreditor Agreement

        The Senior Credit Facility Agent, on behalf of the Senior Credit Facility Secured Parties, and the Collateral Agent, on behalf of the notes Secured Parties, entered into the Intercreditor Agreement. By their acceptance of the notes, the holders of the notes are deemed to have authorized the Collateral Agent to enter into the Intercreditor Agreement, which will, among other things, provide for the following:

        Lien Priorities.    Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to Senior Credit Facility Agent or the Senior Credit Facility Secured Parties or Collateral Agent or the notes Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the Senior Credit Facility Documents or the notes Documents or any other circumstance whatsoever: (a) any Lien on the Collateral securing the Senior Credit Facility Debt (other than Senior Credit Facility Debt Excess) now or hereafter held by or for the benefit or on behalf of any Senior Credit Facility Secured Party or any agent or trustee therefor will be senior in right, priority, operation, effect and in all other respects to any Lien on the Collateral securing the notes Debt now or hereafter held by or for the benefit or on behalf of any Notes Secured Party or any agent or trustee therefor; and (b) any Lien on the Collateral securing any of the notes Debt now or hereafter held by or for the benefit or on behalf of any notes Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, will be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Credit Facility Debt (other than Senior Credit Facility Debt Excess). All Liens on the Collateral securing any Senior Credit Facility Debt (other than Senior Credit Facility Debt Excess) will be and remain senior in all respects and prior to all Liens on the Collateral securing any notes Debt for all purposes, whether or not such Liens securing any Senior Credit Facility Debt are subordinated to any Lien securing any other obligation of the Company or any Guarantor or any other Person.

        Prohibition on Contesting Liens.    Each of Senior Credit Facility Agent, for itself and on behalf of the other Senior Credit Facility Secured Parties, and Collateral Agent, for itself and on behalf of the other notes Secured Parties, will not (and waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Senior Credit Facility Secured Party in any Collateral or by or on behalf of any notes Secured Party in any Collateral; provided, that, nothing in the Intercreditor Agreement will be construed to prevent or impair the rights of the any Senior Credit Facility Secured Party or notes Secured Party to enforce the Intercreditor Agreement.

        No New Liens.    So long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred, if any notes Secured Party holds any Lien on any assets of the Company or any Guarantor securing any notes Debt that are not also subject to the first priority Lien of Senior Credit Facility Agent under the Senior Credit Facility Documents (unless as a result of the written waiver by Senior Credit Facility Agent of such Lien), the Collateral Agent, upon demand by Senior Credit Facility Agent, the Company or such Guarantor, will, at Senior Credit Facility Agent's option, either release such Lien or assign it to Senior Credit Facility Agent as security for the Senior Credit Facility Debt, or the Company or such Guarantor will grant a Lien thereon to Senior Credit Facility Agent in a manner and on terms satisfactory to Senior Credit Facility Agent. To the extent that the foregoing is not complied with for any reason, without limiting any other right or remedy available to Senior Credit Facility Agent or any other Senior Credit Facility Secured Party, any amount received by or distributed to any notes Secured Party pursuant to or as a result of any Lien granted in contravention of the foregoing will be subject to "—Application of Proceeds".

        Similar Liens and Agreements.    The parties to the Intercreditor Agreement agree, subject to the other terms of the Intercreditor Agreement, upon request by Senior Credit Facility Agent or Collateral Agent, as the case may be, to advise the other from time to time of the Collateral for which such party has taken steps to perfect its Liens and to identify the parties obligated under the Senior Credit Facility Documents or the notes Documents, as the case may be. The parties to the Intercreditor Agreement also agree to use commercially reasonable efforts to provide notice to each other of any new Liens on any assets of the Company or any Guarantor and agree to provide copies of all security documents relating to such new Liens to each other, with any associated costs or expenses to be paid by the Company or the applicable Guarantor(s).

        Exercise of Rights and Remedies.    Collateral Agent, for itself and on behalf of the other notes Secured Parties:

          (a)   will not, so long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or any similar agreement or arrangement to which Collateral Agent or any other notes Secured Party is a party) or commence or join with any Person (other than Senior Credit Facility Agent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including such enforcement or exercise in any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided that, subject at all times applicable provisions of the Intercreditor Agreement, Collateral Agent may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, after a period ending (i) with respect to any notes Non-Payment Default, the date which is one hundred eighty (180) days after the receipt by Senior Credit Facility Agent of a default notice from Collateral Agent declaring, in writing, the occurrence of such notes Non-Payment Default or (ii) with respect to any notes Payment Default, the date which is one hundred twenty (120) days after the receipt by Senior Credit Facility Agent of a default notice declaring, in writing, the occurrence of such notes Payment Default (the "Standstill Period"); provided, that, as of the expiration of the Standstill Period, the applicable notes Event of Default that was the subject of the default notice received by the Senior Credit Facility Agent remains uncured, unremedied or unwaived as of the expiration of the Standstill Period; provided, further, however, that, notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event will Collateral Agent or any other notes Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence or petition for any such action or proceeding (including the taking of such enforcement or exercise in any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding, if Senior Credit Facility Agent or any other Senior Credit Facility Secured Party has commenced, prior to the expiration of the Standstill Period, a Lien enforcement action and is pursuing the same in good faith (including any of the following, if undertaken and pursued to consummate the sale of such Collateral within a commercially reasonable time: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to Senior Credit Facility Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Collateral);

          (b)   will not contest, protest or object to any Lien enforcement action brought by Senior Credit Facility Agent or any other Senior Credit Facility Secured Party, or any other enforcement or exercise by any Senior Credit Facility Secured Party of any rights or remedies relating to the Collateral under the Senior Credit Facility Documents or otherwise, so long as the Liens of Collateral Agent attach to the proceeds thereof subject to the relative priorities set forth in the Intercreditor Agreement and such actions or proceedings are being pursued in good faith;

          (c)   will not object to the forbearance by Senior Credit Facility Agent or the other Senior Credit Facility Secured Parties from commencing or pursuing any Lien enforcement action or any other enforcement or exercise of any rights or remedies with respect to any of the Collateral;

          (d)   will not, so long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred and except for actions permitted under clause (a) above, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

          (e)   will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the Senior Credit Facility Documents, including any sale or other disposition of any Collateral, whether by foreclosure or otherwise and acknowledges and agrees that no covenant, agreement or restriction contained in any notes Document will be deemed to restrict in any way the rights and remedies of Senior Credit Facility Agent or the other Senior Credit Facility Secured Parties with respect to the Collateral as set forth in the Intercreditor Agreement and the Senior Credit Facility Documents;

          (f)    will not object to the manner in which Senior Credit Facility Agent or any other Senior Credit Facility Secured Party may seek to enforce or collect the Senior Credit Facility Debt or the Liens of such Senior Credit Facility Secured Party, regardless of whether any action or failure to act by or on behalf of Senior Credit Facility Agent or any other Senior Credit Facility Secured Party is, or could be, adverse to the interests of the notes Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (f); provided, that, at all times Senior Credit Facility Agent is acting in good faith; and

          (g)   will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Senior Credit Facility Debt or any Lien of Senior Credit Facility Agent or the Intercreditor Agreement, or the validity or enforceability of the priorities, rights or obligations established by the Intercreditor Agreement.

        Notwithstanding anything to the contrary set forth under the section "Exercise of Rights and Remedies" or elsewhere in the Intercreditor Agreement, the notes Secured Parties will at all times be permitted to take any Permitted notes Action against the Company or any Guarantor.

        Rights As Unsecured Creditors.    To the extent not inconsistent with or otherwise prohibited by the terms of the Intercreditor Agreement, Collateral Agent and the other notes Secured Parties may exercise rights and remedies as an unsecured creditor against any the Company and any Guarantor in accordance with the terms of the notes Documents and applicable law. For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment Lien. Nothing in the Intercreditor Agreement will prohibit the receipt by Collateral Agent or any other notes Secured Parties of the required payments of interest, principal, fees and premium, if any, so long as such receipt is not the direct or indirect result of the exercise by Collateral Agent or any other notes Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of the Intercreditor Agreement of any Lien held by any of them or any other act in contravention of the Intercreditor Agreement.

        Release of Liens under Notes Documents.    (a) If in connection with any sale, lease, license, exchange, transfer or other disposition of any Collateral permitted under the terms of the Senior Credit Facility Documents (whether or not an event of default or equivalent event thereunder, and as defined therein, has occurred and is continuing) or consented to or approved by Senior Credit Facility Agent or in connection with the exercise of Senior Credit Facility Agent's remedies in respect of the Collateral provided for in the provisions of the Intercreditor Agreement pertaining to exercise of rights and remedies (provided that, (x) after giving effect to the release, Senior Credit Facility Debt secured by the first priority Liens on the remaining Collateral remain outstanding, and (y) the Net Proceeds of any such sale, lease, license, exchange, transfer or other disposition are applied in accordance with the provisions of the Intercreditor Agreement pertaining to application of proceeds, Senior Credit Facility Agent, for itself or on behalf of any of the other Senior Credit Facility Secured Parties, releases any of its Liens on any part of the Collateral, then effective upon the consummation of such sale, lease, license, exchange, transfer or other disposition:

            (i)  the Liens, if any, of Collateral Agent, for itself or for the benefit of the notes Secured Parties, on such Collateral will be automatically, unconditionally and simultaneously released to the same extent as the release of Senior Credit Facility Agent's Lien,

           (ii)  Collateral Agent, for itself or on behalf of the notes Secured Parties, will promptly upon the request of Senior Credit Facility Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations or PPSA discharges or financing charge statements provided for in the Intercreditor Agreement, as applicable, in each case as Senior Credit Facility Agent may require in its permitted discretion in connection with such sale or other disposition by Senior Credit Facility Agent, Senior Credit Facility Agent's agents, the Company or any Guarantor with the consent of Senior Credit Facility Agent to evidence and effectuate such termination and release; provided, that, any such release, UCC amendment or termination or PPSA discharges or financing charge statements by Collateral Agent will not extend to or otherwise affect any of the rights, if any, of Collateral Agent to the proceeds from any such sale or other disposition of Collateral and the Company shall deliver to the Collateral Agent such legal opinions, officer's certificates and other documents as may be required by the notes Documents in connection with releases of Collateral,

          (iii)  Collateral Agent, for itself or on behalf of the other notes Secured Parties, will be deemed to have authorized Senior Credit Facility Agent to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of as to UCC financing statements between the Company or any Guarantor and Collateral Agent or any other notes Secured Party (in the case of Collateral subject to the UCC) to evidence such release and termination, and

          (iv)  Collateral Agent, for itself or on behalf of the notes Secured Parties, is deemed to have consented under the notes Documents to such sale, lease, license, exchange, transfer or other disposition to the same extent as the consent of Senior Credit Facility Agent and the other Senior Credit Facility Secured Parties.

          (b)   Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred, Collateral Agent, for itself and on behalf of the other notes Secured Parties, irrevocably constitutes and appoints Senior Credit Facility Agent and any officer or agent of Senior Credit Facility Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Collateral Agent or such holder or in Senior Credit Facility Agent's own name, from time to time in Senior Credit Facility Agent's discretion, for the limited purpose of carrying out the terms of the provisions of the Intercreditor Agreement pertaining to the release of the Liens of the notes Secured Parties, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such provisions, including any termination statements, endorsements or other instruments of transfer or release. The power of attorney granted therein is a power coupled with an interest, will survive the legal incapacity of the Collateral Agent and extends to the successors of the Collateral Agent. Nothing contained in the Intercreditor Agreement will be construed to modify the obligation of Senior Credit Facility Agent to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

        Insurance and Condemnation Awards.    So long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred, Senior Credit Facility Agent and the other Senior Credit Facility Secured Parties will have the sole and exclusive right, subject to the rights of the Company and the Guarantors under the Senior Credit Facility Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Collateral. So long as the Discharge of Senior Credit Facility Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, will be applied in accordance with the provisions of the Intercreditor Agreement pertaining to application of proceeds. Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), if Collateral Agent or any other notes Secured Party receives any proceeds of any such insurance policy or any such award or payment, it will pay such proceeds over to Senior Credit Facility Agent in accordance with "—Application of Proceeds".

        Application of Proceeds.    So long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred , the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies (including without limitation in connection with an Insolvency or Liquidation Proceeding), will be applied in the following order of priority:

  first, to the Senior Credit Facility Debt and for cash collateral as required under the Senior Credit Facility Documents, and in such order as specified in the relevant Senior Credit Facility Documents until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred;

  second, to the notes Debt in such order as specified in the relevant notes Documents until the discharge of notes Debt has occurred;

  third, to the Senior Credit Facility Debt Excess; and

  fourth, to the Company or applicable Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        After the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), so long as the discharge of Notes Debt has not occurred, to the extent permitted under applicable law and without risk of legal liability to Senior Credit Facility Agent or any other Senior Credit Facility Secured Party, Senior Credit Facility Agent will deliver to Collateral Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. After the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), so long as the discharge of notes Debt has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies (including without limitation in connection with an Insolvency or Liquidation Proceeding), will be applied in the following order of priority:

  first, to the notes Debt in such order as specified in the relevant notes Documents until the discharge of notes Debt has occurred;

  second, to the Senior Credit Facility Debt Excess; and

  third, to the Company or any applicable Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        The foregoing provisions of the Intercreditor Agreement are intended solely to govern the respective Lien priorities as between Collateral Agent and Senior Credit Facility Agent and will not impose on Senior Credit Facility Agent or any other Senior Credit Facility Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law.

        Payments Over.    So long as the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any Guarantor, any Collateral or proceeds thereof or payment with respect thereto received by Collateral Agent or any other notes Secured Party (including any right of set-off) with respect to the Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), will be segregated and held in trust and promptly transferred or paid over to Senior Credit Facility Agent for the benefit of the Senior Credit Facility Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Senior Credit Facility Agent is authorized to make any such endorsements or assignments as agent for Collateral Agent. This authorization is irrevocable.

        Each Agent as Bailee.    Each Agent agrees to hold any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held (the "Pledged Collateral") as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Pledged Collateral (including any securities or any deposit accounts or securities accounts) pursuant to the Senior Credit Facility Documents or notes Documents, as applicable.

        Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred, Senior Credit Facility Agent will be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Credit Facility Documents as if the Liens of Collateral Agent under the notes Documents did not exist. Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred, the rights of Collateral Agent will at all times be subject to the terms of the Intercreditor Agreement and to Senior Credit Facility Agent's rights under the Senior Credit Facility Documents.

        Each Agent will have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by the Company or any Guarantor or to preserve rights or benefits of any Person except as expressly set forth in the Intercreditor Agreement. The duties or responsibilities of each Agent in connection therewith will be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

        Each Agent will not have by reason of the Senior Credit Facility Documents, the notes Documents or the Intercreditor Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and will not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

        Transfer of Pledged Collateral.    Upon the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), to the extent permitted under applicable law, Senior Credit Facility Agent will, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Collateral Agent, except in the event and to the extent (a) Senior Credit Facility Agent or any other Senior Credit Facility Secured Party has retained or otherwise acquired such Collateral (i) in full or partial satisfaction of any of the Senior Credit Facility Debt or (ii) as cash collateral, to the extent contemplated by the Intercreditor Agreement, (b) such Collateral is sold or otherwise disposed of by Senior Credit Facility Agent or any other Senior Credit Facility Secured Party or by the Company or any Guarantor as provided in the Intercreditor Agreement or (c) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Senior Credit Facility Agent or any Senior Credit Facility Secured Party to any third party. The foregoing will not impose on Senior Credit Facility Agent or any other Senior Credit Facility Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law. After the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) and upon the discharge of notes Debt, the Collateral Agent will transfer the possession and control of the Pledged Collateral, together with any necessary endorsements but without recourse or warranty (i) if any Senior Credit Facility Debt Excess is outstanding at such time, to Senior Credit Facility Agent, and (ii) if no Senior Credit Facility Debt is outstanding at such time, to the Company or applicable Guarantor, in each case so as to allow such Person to obtain possession and control of such Pledged Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the Collateral Agent agrees, at the sole cost and expense of the Company or applicable Guarantor(s), to take all actions in its power as shall be reasonably requested by Senior Credit Facility Agent to permit Senior Credit Facility Agent to obtain a first priority security interest in the Pledged Collateral.

        Bankruptcy Financing.    If the Company or any Guarantor becomes subject to any Insolvency or Liquidation Proceeding, until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred, Collateral Agent, for itself and on behalf of the other notes Secured Parties, agrees that each notes Secured Party will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law or any post-petition or post-filing financing, provided by any Senior Credit Facility Secured Party under Section 364 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law or pursuant to an order granted in any Insolvency or Liquidation Proceeding granting a priority debtor-in-possession or interim financing charge (a "DIP Financing"), will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as otherwise set forth in the Intercreditor Agreement and will subordinate (and will be deemed to have subordinated) the Liens granted to notes Secured Parties to such DIP Financing on the same terms as such Liens are subordinated to the Liens granted to Senior Credit Facility Agent (and such subordination will not alter in any manner the terms of the Intercreditor Agreement), to any adequate protection provided to the Senior Credit Facility Secured Parties and to any "carve out" agreed to by Senior Credit Facility Agent; provided, that:

            (i)  Senior Credit Facility Agent does not oppose or object to such use of cash collateral or DIP Financing,

           (ii)  the aggregate principal amount of such DIP Financing, together with the Senior Credit Facility Debt as of such date, does not exceed the Maximum Priority Senior Credit Facility Debt, and the DIP Financing is treated as Senior Credit Facility Debt hereunder,

          (iii)  the Liens granted to the Senior Credit Facility Secured Parties in connection with such DIP Financing are subject to the Intercreditor Agreement and considered to be Liens of Senior Credit Facility Agent for purposes hereof,

          (iv)  Collateral Agent retains a Lien on the Collateral (including proceeds thereof) with the same priority as existed prior to such Insolvency or Liquidation Proceeding (except to the extent of any "carve out" agreed to by Senior Credit Facility Agent),

           (v)  Collateral Agent receives replacement Liens on all post-petition or post-filing assets of the Company or any Guarantor in which any of Senior Credit Facility Agent obtains a replacement Lien, or which secure the DIP Financing, with the same priority relative to the Liens of Senior Credit Facility Agent as existed prior to such Insolvency or Liquidation Proceeding, and

          (vi)  the notes Secured Parties may oppose or object to such use of cash collateral or DIP Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the notes Secured Parties' status as secured creditors and in connection with such opposition or objection, the notes Secured Parties affirmatively state that the notes Secured Parties are undersecured secured creditors. No notes Secured Party will, directly or indirectly, provide, or seek to provide DIP financing secured by Liens equal or senior in priority to the Liens on the Collateral of Senior Credit Facility Agent, without the prior written consent of Senior Credit Facility Agent.

        So long as the Discharge of Senior Credit Facility Debt has not occurred, no notes Secured Party will, without the prior written consent of Senior Credit Facility Agent, seek or request relief from or modification of the automatic stay or any other stay proceedings in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien securing any of the notes Debt.

        Neither Collateral Agent nor the other notes Secured Parties will object, contest, or support any other Person objecting to or contesting, (i) any request by Senior Credit Facility Agent or any of the other Senior Credit Facility Secured Parties for adequate protection or any adequate protection provided to Senior Credit Facility Agent or other Senior Credit Facility Secured Parties or (ii) any objection by Senior Credit Facility Agent or any of the other Senior Credit Facility Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to Senior Credit Facility Agent or any other Senior Credit Facility Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or under any comparable provision of any other bankruptcy law.

        Neither Collateral Agent nor the other notes Secured Parties will seek or accept adequate protection without the prior written consent of Senior Credit Facility Agent; except, that, Collateral Agent, for itself or on behalf of the other notes Secured Parties, will be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), or additional or replacement collateral to secure the notes Debt, in connection with any DIP Financing or use of cash collateral, or in connection with any such adequate protection obtained by Senior Credit Facility Agent and the other Senior Credit Facility Secured Parties, as long as in each case, Senior Credit Facility Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of Collateral Agent or any other notes Secured Party are subordinated to the Liens securing the Senior Credit Facility Debt to the same extent as the Liens of Collateral Agent and the other notes Secured Parties on the Collateral are subordinated to the Liens of Senior Credit Facility Agent and the other Senior Credit Facility Secured Parties and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to Senior Credit Facility Agent.

        If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized Company or any reorganized Guarantor secured by Liens upon any property of the reorganized Company or such reorganized Guarantor are distributed, pursuant to a proposal or plan of compromise, arrangement or reorganization, on account of both the Senior Credit Facility Debt and the notes Debt, then, to the extent the debt obligations distributed on account of the Senior Credit Facility Debt and on account of the notes Debt are secured by Liens upon the same assets or property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

        Each of the parties to the Intercreditor Agreement irrevocably acknowledges and agrees that (a) the claims and interests of the Senior Credit Facility Secured Parties and the notes Secured Parties are not "substantially similar" within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other bankruptcy law, (b) the grants of the Liens to secure the Senior Credit Facility Debt and the grants of the Liens to secure the notes Debt constitute two separate and distinct grants of Liens, (c) the Senior Credit Facility Secured Parties' rights in the Collateral are fundamentally different from the notes Secured Parties' rights in the Collateral and (d) as a result of the foregoing, among other things, the Senior Credit Facility Debt and the notes Debt must be separately classified in any proposal or plan of compromise, arrangement or reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

        Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess) has occurred, notes Secured Parties will consent and not otherwise object to a sale or other disposition of any Collateral under the Bankruptcy Code, including Sections 363, 365 and 1129 or under any comparable provision of any other bankruptcy law, free and clear of any Liens thereon securing notes Debt, if the Senior Credit Facility Secured Parties have consented to such sale or other disposition so long as the net cash proceeds are applied to permanently reduce the Senior Credit Facility Debt in accordance with the provisions of the Intercreditor Agreement pertaining to application of proceeds. Nothing will preclude any Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any such sale or other disposition of Collateral under any bankruptcy law. The notes Secured Parties and the Senior Credit Facility Secured Parties will have the right to credit bid under Section 363(k) of the Bankruptcy Code or under any comparable provision of any other bankruptcy law with respect to any such sale or other disposition of, the Collateral.

        If any Senior Credit Facility Secured Party or notes Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any Guarantor any amount (a "Recovery"), then the Senior Credit Facility Debt will be reinstated to the extent of such Recovery and the Senior Credit Facility Secured Parties will be entitled to a Discharge of Senior Credit Facility Debt up to the Maximum Priority Senior Credit Facility Debt but, until the discharge of notes Debt, not including any Senior Credit Facility Debt Excess, with respect to all such recovered amounts. If the Intercreditor Agreement has been terminated prior to such Recovery, the Intercreditor Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto from such date of reinstatement.

        Collateral Agent, for itself and on behalf of the other notes Secured Parties, waives any claim any notes Secured Party may have against any Senior Credit Facility Secured Party arising out of the election by any Senior Credit Facility Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other bankruptcy, insolvency or similar law. Senior Credit Facility Agent, for itself and on behalf of the other Senior Credit Facility Secured Parties, waives any claim any Senior Credit Facility Secured Party may have against any notes Secured Party arising out of the election by any notes Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other bankruptcy law.

        No notes Secured Party will oppose or seek to challenge any claim by any Senior Credit Facility Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Senior Credit Facility Debt, including those consisting of post-petition interest, fees or expenses. No Senior Credit Facility Secured Party will oppose or seek to challenge any claim by any notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of any notes Debt, including those consisting of post-petition interest, fees or expenses.

        Exercise of Purchase Option.    At any time following the occurrence and during the continuance of a Triggering Event, the holders of the notes will have the option at any time within sixty (60) days of such Triggering Event, upon five (5) business days' prior written notice by Collateral Agent to Senior Credit Facility Agent, to purchase all (but not less than all) of the Senior Credit Facility Debt (other than Senior Credit Facility Debt Excess) from the Senior Credit Facility Secured Parties. Such notice from Collateral Agent to Senior Credit Facility Agent will be irrevocable.

        On the date specified by Collateral Agent in such notice (which will not be less than five (5) business days, nor more than twenty (20) days, after the receipt by Senior Credit Facility Agent of the notice from Collateral Agent of its election to exercise such option), the Senior Credit Facility Secured Parties will, subject to any required approval of any court or other regulatory or governmental authority then in effect, sell to the holders of the notes electing to purchase (the "Purchasing Parties"), and the Purchasing Parties will purchase from the Senior Credit Facility Secured Parties, all of the Senior Credit Facility Debt other than Senior Credit Facility Debt Excess (the "Senior Credit Facility Debt Purchase"). Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, the Senior Credit Facility Secured Parties will retain all rights under the Senior Credit Facility Documents (i) to receive payments in respect of any Senior Credit Facility Debt other than Senior Credit Facility Debt Excess (the "Retained Secured Credit Facility Obligations") and (ii) to be indemnified or held harmless by Company and the Guarantors in accordance with the terms thereof.

        In connection with the Senior Credit Facility Debt Purchase, each Senior Credit Facility Lender and each Purchasing Party will execute and deliver an assignment and acceptance agreement pursuant to which, among other things, each Senior Credit Facility Lender will assign to each Purchasing Party, such Senior Credit Facility Lender's pro rata share of the commitments and Senior Credit Facility Debt relating to the Senior Credit Facility Debt Purchase. In addition, (i) contemporaneously with the consummation of the Senior Credit Facility Debt Purchase, Senior Credit Facility Agent will resign as the "Agent" under the Senior Credit Facility Documents and Collateral Agent (subject to the Collateral Agent's consent to act as Agent , which it may withhold in its sole discretion) or such other Person as the Purchasing Parties will designate, be designated as the successor "Agent" under the Senior Credit Facility Documents; and (ii) from and after the closing date of the Senior Credit Facility Debt Purchase, each of the Senior Credit Facility Lenders who execute and deliver an assignment and acceptance agreement with such Purchasing Parties (the "Transferring Lenders") will continue to be, and will have all rights and remedies of, a "Lender" under the Senior Credit Facility Documents; except, that, each such Transferring Lender will have no further obligation whatsoever to make any loans, advances or other financial accommodations to or for the benefit of the Company or any Guarantor under any Senior Credit Facility Documents. Subject to the other provisions of the Intercreditor Agreement, interest with respect to the Retained Secured Credit Facility Obligations will continue to be paid in accordance with the terms of the Senior Credit Facility Documents, the Retained Secured Credit Facility Obligations will continue to be secured by the Collateral, the Retained Secured Credit Facility Obligations will be repaid, in accordance with the terms of the Senior Credit Facility and, subject to the terms of the Intercreditor Agreement, each Transferring Lender will continue to have all rights and remedies of a Lender under the Senior Credit Facility and the other Senior Credit Facility Documents.

        Upon the date of such purchase and sale, the Purchasing Parties will (i) pay to Senior Credit Facility Agent for the account of the Senior Credit Facility Secured Parties as the purchase price therefor the full amount of all of the Senior Credit Facility Debt (other than Senior Credit Facility Debt Excess) then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses, (ii) without duplication of amounts paid under clause (i), furnish cash collateral to Senior Credit Facility Agent in such amounts as Senior Credit Facility Agent determines is reasonably necessary to secure the Senior Credit Facility Secured Parties in connection with any issued and outstanding letters of credit issued under the Senior Credit Facility Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit), to the extent not constituting Senior Credit Facility Debt Excess (iii) agree to reimburse the Senior Credit Facility Secured Parties for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Credit Facility Debt, and/or as to which the Senior Credit Facility Secured Parties have not yet received final payment, (iv) agree to reimburse the Senior Credit Facility Secured Parties in respect of indemnification obligations of the Company and the Guarantors under the Senior Credit Facility Documents as to matters or circumstances known to the Senior Credit Facility Secured Parties and disclosed in writing to Collateral Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to the Senior Credit Facility Secured Parties, and (v) after the payment in full in cash of the notes Debt and the Senior Credit Facility Debt purchased by the Purchasing Parties, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys' fees and legal expenses), the Purchasing Parties will remit to Senior Credit Facility Agent, for the benefit of the Senior Credit Facility Lenders any amounts received by the Purchasing Parties from the Company and the Guarantors or the Collateral.

        Such purchase price and cash collateral will be remitted by wire transfer in federal funds to such bank account of Senior Credit Facility Agent as Senior Credit Facility Agent may designate in writing to Collateral Agent for such purpose. Interest will be calculated to but excluding the business day on which such purchase and sale will occur if the amounts so paid by the Purchasing Parties to the bank account designated by Senior Credit Facility Agent are received in such bank account prior to 12:00 noon, New York City, New York time and interest will be calculated to and including such business day if the amounts so paid by the Purchasing Parties to the bank account designated by Senior Credit Facility Agent are received in such bank account later than 12:00 noon, New York City, New York time.

        Ninety (90) days after all letters of credit outstanding under the Senior Credit Facility Documents have been cancelled with the consent of the beneficiary thereof, expired or have been fully drawn, any remaining cash collateral will be returned to the notes Secured Parties that exercised their option to purchase.

        Such purchase will be expressly made without representation or warranty of any kind by the Senior Credit Facility Secured Parties as to the Senior Credit Facility Debt, the Collateral or otherwise and without recourse to the Senior Credit Facility Secured Parties; except, that, each Senior Credit Facility Secured Party will represent and warrant, severally, as to it: (a) the amount of the Senior Credit Facility Debt being purchased from it are as reflected in the books and records of such Senior Credit Facility Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such Senior Credit Facility Secured Party owns the Senior Credit Facility Debt being sold by it free and clear of any Lien and (c) such Senior Credit Facility Secured Party has the right to assign the Senior Credit Facility Debt being sold by it and the assignment is duly authorized.

        In the absence of an Exigent Circumstance (as defined below), Senior Credit Facility Agent will give Collateral Agent five (5) business days prior written notice of its intention to commence a Lien enforcement action. In the event that during such five (5) business day period, Collateral Agent will send to Senior Credit Facility Agent the irrevocable notice of the intention of any holders of the notes to exercise the purchase option given by the Senior Credit Facility Secured Parties to the holders of the notes, the Senior Credit Facility Secured Parties will not commence any foreclosure or other action to sell or otherwise realize upon the Collateral; provided, that, the purchase and sale with respect to the Senior Credit Facility Debt closes within five (5) business days thereafter and the Senior Credit Facility Secured Parties receive final payment in full of the Senior Credit Facility Debt as provided for herein within such five (5) Business Day period. Notwithstanding the foregoing, if an Exigent Circumstance exists, Senior Credit Facility Agent will give Collateral Agent notice as soon as practicable and in any event contemporaneously with the taking of such action. As used herein "Exigent Circumstance" means an event or circumstance that materially and imminently threatens the ability of Senior Credit Facility Agent to realize upon all or a material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

        Amendments to Senior Credit Facility Documents.    Senior Credit Facility Agent and any of the other Senior Credit Facility Secured Parties may, without the consent of, or notice to, Collateral Agent or any other notes Secured Party, without incurring any liabilities to Collateral Agent or any other notes Secured Party and without impairing or releasing the Lien priorities and other benefits provided in the Intercreditor Agreement (even if any right of subrogation or other right or remedy of Collateral Agent or any other notes Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

          (a)   change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Credit Facility

  Debt or any Lien on any Collateral or guaranty thereof or any liability of the Company or any Guarantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Credit Facility Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by Senior Credit Facility Agent or any of the other Senior Credit Facility Secured Parties, the Senior Credit Facility Debt or any of the Senior Credit Facility Documents; except, that, notes Secured Parties will not be deemed to consent to any amendment, modification or waiver to the Senior Credit Facility Documents that:

              (i)  increase the "Applicable Margins" or similar component of the interest rate under the Senior Credit Facility in a manner that would result in the total yield on the Senior Credit Facility Debt to exceed by more than two (2%) percent per annum the total yield on the Senior Credit Facility Debt that is calculated as if the highest level of the pricing grid set forth in the "Applicable Margins" or similar component of the interest rate under the Senior Credit Facility were in effect on the date hereof (excluding increases resulting from the accrual or payment of interest at the default rate),

             (ii)  modify or add any covenant or event of default under the Senior Credit Facility Documents that directly restricts the Company or any Guarantor from making payments of the notes Debt that would otherwise be permitted under the Senior Credit Facility Documents as in effect on the date hereof,

            (iii)  contractually subordinate the Liens of the Senior Credit Facility Secured Parties to any other debt of the Company or any other Guarantor,

            (iv)  extend the stated maturity date of the Senior Credit Facility Debt to a date beyond the stated maturity date of the notes Debt under the Indenture (as in effect on the date of the Intercreditor Agreement or as subsequently extended), or

             (v)  contravene the provisions of the Intercreditor Agreement,

          (b)   sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Company or any Guarantor to Senior Credit Facility Agent or any of the other Senior Credit Facility Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms of the Intercreditor Agreement,

          (c)   settle or compromise any of the Senior Credit Facility Debt or any other liability of the Company or any Guarantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Credit Facility Debt) in any manner or order except to the extent that such proceeds are to be applied in accordance with "—Application of Proceeds", and

          (d)   exercise or delay in or refrain from exercising any right or remedy against the Company or any Guarantor or any other Person, elect any remedy and otherwise deal freely with the Company or any Guarantor or any Collateral and any security and any guarantor or any liability of the Company or any Guarantor to any of the Senior Credit Facility Secured Parties or any liability incurred directly or indirectly in respect thereof.

        Amendments to Notes Documents.    Without the prior written consent of Senior Credit Facility Agent, no notes Document may be amended, supplemented or otherwise modified, and no new notes Document may be entered into, to the extent such amendment, supplement or other modification or new document would:

          (a)   contravene the provisions of the Intercreditor Agreement,

          (b)   increase the "Applicable Percentage" or similar component of the interest rate under the notes Documents in a manner that would result in the total yield on the notes Debt to exceed by more than two (2%) percent the total yield on the notes Debt as in effect on the date of the indenture (excluding increases resulting from the accrual of interest at the default rate or any additional interest that is payable-in-kind),

          (c)   change to earlier dates any scheduled dates for payment of principal of or interest on notes Debt,

          (d)   change any covenant, default or event of default provisions set forth in the notes Documents in a manner adverse to the Company or any Guarantor or the Senior Credit Facility Secured Parties,

          (e)   change the prepayment provisions set forth in the notes Documents to increase the amount of any required prepayment,

          (f)    add to the Collateral for the notes Debt other than as specifically provided by the Intercreditor Agreement, or

          (g)   confer additional rights on the notes Secured Parties that would be adverse to the Senior Credit Facility Secured Parties.

        Subrogation; Marshalling.    Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), the notes Secured Parties agree that they will not exercise any rights of subrogation in respect of any payments or distributions received by the Senior Credit Facility Secured Parties up to the amount of the Maximum Priority Senior Credit Facility Debt nor will they be entitled to any assignment of any Senior Credit Facility Debt or notes Debt or of any Collateral for or guarantees or evidence of any thereof. Following the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), each Senior Credit Facility Secured Party agrees to execute such documents, agreements, and instruments as any notes Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Senior Credit Facility Debt resulting from payments or distributions to such Senior Credit Facility Secured Party by such Person. Until the Discharge of Senior Credit Facility Debt (other than the Senior Credit Facility Debt Excess), Collateral Agent agrees not to assert and waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Optional Redemption

        At any time prior to December 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture upon not less than 30 nor more than 60 days' prior notice, at a redemption price of 112.750% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        At any time prior to December 15, 2014, the Company may also on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the preceding two paragraphs, the notes will not be redeemable at the Company's option prior to December 15, 2014.

        On or after December 15, 2014, the Company may redeem on any one or more occasions all or a part of the notes upon not less than 30 nor more than 60 days' notice to the holders of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	106.375%
2015 and thereafter	100.000%

        If an optional redemption date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date.

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase notes as described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Asset Sales" and "—Excess Cash Flow Offer." The Company and its Affiliates may at any time and from time to time purchase notes in the open market, by tender offer, negotiated transactions or otherwise.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, with respect to all outstanding notes (unless and until there is a default in payment of the applicable redemption price), the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

  (3)
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail to each holder of notes properly tendered and not withdrawn the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that any such new notes will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption for all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. A Change in Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after such Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

  (c)
  any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant; and

  (d)
  any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (d), not to exceed $5.0 million, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

  (1)
  (a) to repay Indebtedness and other Obligations under the Senior Credit Facility and to correspondingly permanently reduce any revolving commitments with respect thereto and (b) in the case of an Asset Sale of the asset or property of a Foreign Restricted Subsidiary of the Company, to repay Indebtedness and other Obligations under the agreements governing Permitted Debt described in clause (16) of the definition thereof;

  (2)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition, the Permitted Business is or becomes a Restricted Subsidiary or a line of business of the Company;

  (3)
  to make a capital expenditure;

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; and

  (5)
  any combination of the foregoing;

provided that in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary, as the case may be, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein or if such cancellation or termination occurs later than the 360-day period referred to below, shall constitute Excess Proceeds.

        Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." Within 15 days after the aggregate amount of Excess Proceeds exceeds $12.5 million, the Company will make an Asset Sale Offer to all holders of notes to purchase the maximum principal amount of notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Excess Cash Flow Offer

        After the end of each fiscal year beginning with the fiscal year ending on December 31, 2012, the Company shall determine the amount (the "Excess Cash Flow Offer Amount") that is equal to:

  (1)
  75% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $50 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to this Excess Cash Flow Offer provision;

  (2)
  50% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $75 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to this Excess Cash Flow Offer provision;

  (3)
  25% of any Excess Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis until the Company has offered to purchase up to $100 million in aggregate principal amount of the notes calculated using the purchase price for the notes pursuant to this Excess Cash Flow Offer provision; and

  (4)
  0% thereafter;

for such fiscal year and make an offer (an "Excess Cash Flow Offer") to the holders of the notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each holder's notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount. The amount of all Excess Cash Flow Offers made pursuant to this Excess Cash Flow provision shall be aggregated for purposes of determining the applicable percentage for any annual period.

        If the Company is required to make an Excess Cash Flow Offer as provided herein, the Company will mail within 95 days after the end of each fiscal year ending December 31, an offer to each holder of the notes, with a copy to the Trustee, which offer shall govern the terms of the Excess Cash Flow Offer. Such offer shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such offer is mailed, other than as may be required by law (the "Excess Cash Flow Offer Payment Date"). Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to mail such an offer until the date on which the Secured Note Prepayment Conditions have been satisfied, if required under the Senior Credit Facility so long as such conditions have been satisfied on or prior to May 31st of the fiscal year immediately succeeding the fiscal year with respect to which such Excess Cash Flow Offer is to be made (it being understood and agreed for the avoidance of doubt that such date of mailing may occur subsequent to such 95th day but, in any event, not subsequent to such May 31st).

        If only a portion of a note is purchased pursuant to an Excess Cash Flow Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.

        Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount for purposes of this "—Excess Cash Flow Offer" section shall be reset at zero.

        In each Excess Cash Flow Offer, the Company will be required to repurchase notes validly tendered and not withdrawn at a purchase price in cash equal to 103% of their principal amount, plus accrued and unpaid interest to the Excess Cash Flow Offer Payment Date, subject to pro-ration in the event of oversubscription and to the right of holders of notes on the relevant regular record date to receive interest due on an interest payment date falling on or prior to the applicable date of repurchase.

        On the Excess Cash Flow Offer Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Excess Cash Flow Offer;

  (2)
  deposit with the paying agent an amount equal to the aggregate purchase price to be paid in such Excess Cash Flow Offer in respect of notes or portions of notes properly tendered and not withdrawn; and

  (3)
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail or wire transfer to each holder of notes or portions of notes properly tendered and not withdrawn the purchase price payable with respect to such notes or portions of notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered. Any note or portion of a note accepted for payment pursuant to an Excess Cash Flow Offer will cease to accrue interest on and after the Excess Cash Flow Offer Payment Date. The Company will publicly announce the results of any Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date.

        If an Excess Cash Flow Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Excess Cash Flow purchase price for all the notes that might be delivered by holders seeking to accept the Excess Cash Flow Offer.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Excess Cash Flow Offer" provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Excess Cash Flow Offer" provisions of the indenture by virtue of such compliance.

General

        If a Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer purchase price for all the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer, Asset Sale Offer or Excess Cash Flow Offer. It is also possible that the events that constitute a Change of Control or Asset Sale may also be events of default under the Senior Credit Facility. These events may permit the lender(s) under the Senior Credit Facility to accelerate the Indebtedness outstanding thereunder. If the Company is required to repurchase the notes pursuant to a Change of Control Offer or an Asset Sale Offer and repay certain amounts outstanding under the Senior Credit Facility if such Indebtedness is accelerated, the Company would probably require third-party financing. The Company cannot be sure that they would be able to obtain third-party financing on acceptable terms, or at all. If the Indebtedness under the Senior Credit Facility is not paid, the lender(s) thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting the Company's ability to raise cash to purchase the notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the notes. See "Risk Factors—Risks Related to the Notes—Our ability to repurchase the notes upon a change of control may be limited."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or other method subject to the rules and procedures of DTC, unless otherwise required by law or applicable stock exchange requirements.

        No notes of $2,000 or less may be redeemed in part. Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (x) any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) or (y) any Convertible Indebtedness, in each case, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (11), (12) and (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

    (b)
    100% of the aggregate net cash proceeds received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (excluding any net proceeds from an Equity Offering to the extent used to redeem notes pursuant to the provisions described in the first paragraph under "—Optional Redemption") or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

    (c)
    to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

    (d)
    to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

    (e)
    50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of the indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of (x) Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the notes or to any Note Guarantee or (y) any Convertible Indebtedness, each case, with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any twelve-month period plus (a) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) to officers, directors or employees that occurs after the date of the indenture to the extent that the net cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of the preceding paragraph or clause (2) of this paragraph and (b) any unused amounts under this clause from the immediately preceding twelve-month period occurring subsequent to the date of the indenture; it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption will not be deemed to be a Restricted Payment;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  so long as no Default has occurred and is continuing or would be caused thereby, in the event of a Change of Control and after the completion of the offer to repurchase the notes as described above under the caption "—Repurchase at the Option of Holders—Change of Control" (including the purchase of all notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of (x) Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees or (y) any Convertible Indebtedness, in each case, at a price not greater than 101% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 101% of the accreted value), together with any accrued and unpaid interest thereon;

  (9)
  so long as no Default has occurred and is continuing or would be caused thereby, in the event of an Asset Sale and after the completion of the offer to repurchase the notes as described above under the caption "—Repurchase at the Option of Holders—Asset Sales" (including the purchase of all notes tendered and not validly withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of (x) Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees or (y) any Convertible Indebtedness, in each case, at a price not greater than 100% of the principal amount of such Indebtedness (of if such Indebtedness was issued with original issue discount, 100% of the accreted value), together with any accrued and unpaid interest thereon;

  (10)
  the payment of dividends on the Capital Stock of the Company of up to 6.0% per annum of the net proceeds received by the Company from any Public Equity Offering consummated after the date of the indenture;

  (11)
  any Restricted Payment made in connection with the Transactions or as contemplated by the Acquisition Agreement;

  (12)
  cash payment in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Company;

  (13)
  payments or distributions to dissenting stockholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with the provisions of the indenture relating to mergers, consolidations or transfers of substantially all of the Company's assets; and

  (14)
  so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of the indenture.

        For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (14) above or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify or reclassify such Restricted Payment (or any portion thereof) in any manner that complies with this covenant.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by (a) Senior Management and (b) if such Fair Market Value exceeds $10.0 million, the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such four-quarter period;

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness and letters of credit under the Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the excess of (a) the greater of (x) $100.0 million and (y) an amount equal to 35% of the Borrowing Base as of the date of such incurrence over (b) the sum of (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the date of the indenture (I) as a result of the application of any Net Proceeds of Asset Sales pursuant to clause (1)(a) of the second paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales" or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the date of the indenture (I) as a result of the application of any Net Proceeds of Asset Sales pursuant to clause (1)(a) of the second paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales" or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year;"

  (2)
  the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

  (3)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the new notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 360 days of the acquisition or completion of construction or installation for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or Attributable Debt relating to a sale leaseback transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5), (14), (15), (17) and (19) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, health disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations, reimbursement obligations with respect to commercial letters of credit, bankers' acceptances and performance and surety bonds in the ordinary course of business;

  (11)
  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary in accordance with the terms of the indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (13)
  endorsements of instruments or other items of deposit;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any such current or former officer, director or employee of the Company or any of its Restricted Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by clause (5) of the covenant described above under the caption "—Restricted Payments;"

  (15)
  Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the indenture (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by or merged into the Company or such Restricted Subsidiary); provided that after giving effect to such transaction, (a) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant and (b) such Restricted Subsidiary is (i) a Domestic Restricted Subsidiary and becomes a Guarantor or (ii) is a Foreign Restricted Subsidiary and the aggregate principal amount of Indebtedness at any time outstanding under this clause (15)(b)(ii), together with the aggregate principal amount of Indebtedness outstanding under clause (16) below, not to exceed $12.5 million;

  (16)
  the incurrence by Foreign Restricted Subsidiaries of the Company of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (16), together with the aggregate principal amount outstanding pursuant to clause (15)(b)(ii) above, not to exceed the excess of (a) $15.0 million over (b) the sum of (x) the aggregate amount of all optional repayments of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the date of the indenture and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the date of the indenture, in each case, that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year;

  (17)
  the incurrence by the Company of Convertible Indebtedness in an aggregate principal amount under this clause (17) not to exceed $60.0 million;

  (18)
  Indebtedness of the Company or any Guarantor in an aggregate principal amount not to exceed $25.0 million, the proceeds of which are used to directly or indirectly acquire Capital Stock of Kreher Steel Company, LLC, provided that after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the ratio of (1) total Indebtedness of the Company and its Restricted Subsidiaries as of the date of incurrence (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would not exceed 3.00 to 1.00. Such ratio shall be calculated in a manner consistent with the definition of "Fixed Charge Coverage Ratio," including any pro forma adjustments to Consolidated Cash Flow as set forth therein; and

  (19)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed $10.0 million.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis with respect to the same Collateral.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Senior Credit Facility outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or premium, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, rule, regulation or order;

  (2)
  agreements governing Existing Indebtedness and the Senior Credit Facility, in each case, as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not (a) materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture or (b) materially more restrictive than those customary in comparable financings as reasonably determined by the Board of Directors of the Company;

  (3)
  the notes Documents;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (6)
  agreements governing other Indebtedness incurred in compliance with the covenant set forth under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that the encumbrances or restrictions contained therein, taken as a whole, are not materially more restrictive than those contained in the notes Documents, in each case, as then in effect;

  (7)
  customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

  (8)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (9)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (10)
  Permitted Liens and restrictions in the agreements relating thereto that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

  (13)
  provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;

  (14)
  customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture that restrict the transfer of ownership interests in such joint venture;

  (15)
  restrictions on the sale or transfer of assets imposed under any agreement to sell such assets or granting an option to purchase such assets entered into with the approval of Senior Management; provided that such sale or transfer complies with the other provisions of the indenture; and

  (16)
  and instrument governing Indebtedness of a Foreign Restricted Subsidiary; provided that such Indebtedness was not prohibited by the terms of the indenture.

Merger, Consolidation or Sale of Assets

        The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either:

  (a)
  the Company is the surviving corporation; or

  (b)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture, the registration rights agreement and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio immediately prior to such transactions.

        In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        Clauses (3) and (4) of the prior paragraph will not apply to:

  (1)
  a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

  (2)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company, the Guarantors and Immaterial Subsidiaries.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

  (2)
  the Company delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  payment of reasonable fees, compensation, expenses, bonus, separation or severance to employees, officers or directors (including indemnification to the fullest extent permitted by applicable law, directors' and officers' insurance and similar arrangements, employment contracts, non-competition and confidentiality agreements and similar instruments or payments) in the ordinary course of business which have been approved by a majority of the disinterested members of the Board of Directors of the Company;

  (2)
  maintenance in the ordinary course of business of reasonable benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, SERPs, split-dollar life insurance plans, deferred compensation plans, retirement or savings plans, stock option plans, stock ownership or purchase plans or any other similar arrangements or plans;

  (3)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (4)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or any contribution of capital to the Company and the granting of registration rights in connection therewith;

  (6)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments;"

  (7)
  Permitted Investments described under clauses (8) and (13) of the definition of the term "Permitted Investments;"

  (8)
  any transaction pursuant to any contract or agreement as in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not materially more disadvantageous to the Company or its Restricted Subsidiaries, taken as a whole, than the contract or agreement as in effect on the date of the indenture; and

  (9)
  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the indenture; provided that in the reasonable determination of the Board of Directors of the Company or Senior Management, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary will within 10 business days of the date on which it was acquired or created (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to the indenture pursuant to which such Domestic Restricted Subsidiary will Guarantee the notes, (ii) execute and deliver to the Collateral Agent joinder agreements or other similar agreements with respect the applicable Collateral Documents and (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and other documents required to be delivered pursuant to clause (ii) above have been duly authorized, executed and delivered and constitute legally valid and binding and enforceable obligations (subject to customary qualifications and exceptions); provided that (a) any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary and (b) notwithstanding anything to the contrary in the indenture, if Kreher Steel Company, LLC becomes a direct or indirect Subsidiary of the Company, the Company will cause Kreher Steel Company, LLC to become a Guarantor.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will be treated as a Restricted Payment under the covenant described above under the caption "—Restricted Payments" or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

  (1)
  the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under (i) the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) clause (4) or (19) of the definition of Permitted Debt and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an officers' certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Real Estate Mortgages and Filings; Landlord Waivers

        With respect to any real property, other than real property that constitutes an Excluded Asset, owned by the Company or any Guarantor on the date of the original issuance of the notes or acquired by the Company or any Guarantor at any time thereafter (individually and collectively, the "Owned Premises") and any Existing Specified Leased Property (together with the Owned Premises, individually and collectively, the "Premises") the Company or such Guarantor shall deliver to the Collateral Agent within 90 days of the date of the original issuance of the notes, or in the case of any Owned Premises acquired after the date of the original issuance of the notes, within 90 days of the date of such acquisition:

  (1)
  fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, in favor of the Collateral Agent, as mortgagee or beneficiary, as applicable, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

  (2)
  (i) mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the trustee and the holders of the notes in an amount equal to 100% of the estimated fair market value of the Owned Premises purported to be covered by the related Mortgage, and with respect to the Existing Specified Leased Property, in an amount equal to the amount of title insurance provided to the Senior Credit Facility Agent with respect to its Mortgage on the Existing Specified Leased Property, insuring that title to such property is vested in the Company or the applicable Guarantor and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with, to the extent available, such endorsements, as are customary for financings of this type, accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called "gap" indemnification) of the Company or the applicable Guarantor as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

  (3)
  (i) with respect to each Premises owned or leased on the date of the indenture, ALTA surveys with respect to each of such Premises, as well as any updates or affidavits the title insurer may reasonably request in connection with removing all standard survey exceptions from the mortgagee's title insurance policies and issuing the survey-related and other endorsements to such policies required pursuant to clause (2) above and (ii) with respect to each Owned Premises acquired after the date of the indenture, ALTA surveys (to the extent existing at the time of acquisition);

  (4)
  "Life of Loan" Federal Emergency Standard Flood Hazard Determinations with respect to each Premises (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Company or the applicable Guarantor, and evidence of flood insurance in the event such Premises is located in a special flood hazard area);

  (5)
  opinions of counsel in the jurisdiction where each Premises is located and the jurisdiction of formation of the Company or the applicable Guarantor entering into the relevant Mortgage covering such matters as are customary for financings of this type, including, without limitation, the due authorization, execution and delivery of the relevant Mortgages and the enforceability thereof; and

  (6)
  a copy of the lease in connection with the Existing Specified Lease Property.

        The Company and any Guarantor that is a lessee of, a real property where Collateral is located, is, and will be, required to use commercially reasonable efforts (which for the avoidance of doubt, shall not require the payment by the Company or such Guarantor, as the case may be, of any fee to the lessor in connection with the obtaining of any such collateral access agreement) to deliver to the Collateral Agent a collateral access agreement, executed by the lessor of such real property but only to the extent such lessor has provided a collateral access agreement to the Senior Credit Facility Agent pursuant to the Senior Credit Facility; provided that in the case where such lease is a lease in existence on the date of the indenture, the Company or Guarantor that is the lessee thereunder shall have 90 days from the date of the indenture to satisfy such requirement. For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a collateral access agreement after using commercially reasonable efforts (it being understood that the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers' Certificate delivered to the Trustee and the Collateral Agent, (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation)), the Company shall notify the holders of notes of such event. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is consistent with its rights, privileges, protections and immunities set forth in the indenture or the Collateral Documents.

Further Assurances

        The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

  (1)
  carry out the terms and provisions of the Collateral Documents;

  (2)
  subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

  (3)
  perfect and maintain the validity, effectively and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

  (4)
  assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

        Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under the indenture, the registration rights agreement, or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the holders of notes and the Trustee within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        The availability of the foregoing materials on the SEC's EDGAR service (or any successor thereto) shall be deemed to satisfy the Company's delivery obligation.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

        If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such filings. The Company will not take any action for the purpose of causing the SEC not to accept any such filings.

        Notwithstanding anything to the contrary in the foregoing, if at any time any such reports are not filed by the Company, or are not accepted by the SEC for any reason, for inclusion on the SEC's EDGAR service (or any successor thereto), the Company will post such reports on a website no later than the date the Company is required to provide those reports to the Trustee and the holders of the notes and maintain such posting for so long as any notes remain outstanding. Access to such reports on such website may be subject to a confidentiality acknowledgment; provided, that no other conditions, including password protection, may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the Trustee, a holder of the notes, a beneficial owner of the notes, a bona fide prospective investor, a securities analyst or a market maker.

        In addition, the Company will, for so long as any notes remain outstanding, use its commercially reasonable efforts to hold and participate in quarterly conference calls (on which the holders of the notes, beneficial owners of the notes, investors, securities analysts and market makers will be permitted to participate) to discuss such financial information no later than ten business days after distribution of such financial information.

        Furthermore, the Company agrees that, for so long as any notes remain outstanding, it will furnish to the holders of notes, beneficial owners of the notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Repurchase at the Option of Holders—Excess Cash Flow Offer," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the notes Documents;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of any amounts which are covered by enforceable insurance policies issued by a reputable and solvent carrier and with respect to which such carrier has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture and the Collateral Documents, with respect to any assets or property having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, that constitutes, or under the indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Company or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, if such Default does not result from any unauthorized action by the Collateral Agent in express violation of any provision of the Collateral Documents;

  (8)
  except as permitted by the indenture, any Note Guarantee of any Restricted Subsidiary that is a Significant Subsidiary or the Note Guarantees of any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, are held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest, premium, if any, or Additional Interest, if any.

        Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest, premium, if any, or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the Trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the indenture, the Note Guarantees, the registration rights agreement, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, and interest, premium, if any, and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest, premium, if any, and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the notes Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the notes Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest, premium, if any, or Additional Interest, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee, except as set forth under the caption "—Note Guarantees";

  (9)
  change the ranking of the notes or the Note Guarantees in a manner that adversely affects the rights of the holders of the notes; or

  (10)
  make any change in the amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the notes Documents:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Company's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder as determined by the Board of Directors evidenced by a resolution thereof and officer's certificate delivered to the Trustee;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the Note Guarantees, the notes or the Collateral Documents to any provision of this Description of the notes to the extent that such provision in this Description of the notes was intended to be a verbatim recitation of a provision thereof;

  (7)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes or to release a Guarantor from its Note Guarantee in accordance with the terms of the indenture.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

  (3)
  the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the principal Collateral Documents without charge by writing to A. M. Castle & Co., 1420 Kensington Court, Suite 220, Oak Brook, IL 60523, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        The notes were offered and sold to qualified institutional buyers in reliance on Rule 144A (the "Rule 144A notes") and in offshore transactions in reliance on Regulation S (the "Regulation S notes").

In addition, the notes may be resold to a limited number of other accredited investors within the meaning of Rule 501 under the Securities Act (the "AI notes"). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Rule 144A notes initially are represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global notes"). Regulation S notes are represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global notes"). AI notes are represented by one or more notes in registered, global form without interest coupons (collectively, the "AI Global notes" and, together with the Rule 144A Global notes and the Regulation S Global notes, the "Global notes"). The Global notes have been deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the original offering of the notes and the closing of the original offering of the notes (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note or an AI Global Note in accordance with the certification requirements described below.

        Beneficial interests in the Global notes may not be exchanged for beneficial interests in the other Global notes at any time except in the limited circumstances described below. See "—Exchange Between Regulation S notes, Rule 144A notes and AI notes."

        Except as set forth below, the Global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global notes for Certificated notes." Except in the limited circumstances described below, owners of beneficial interests in the Global notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between such participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants of DTC. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of its participants and indirect participants.

        DTC has also advised the Company that, pursuant to procedures established by it, ownership of these interests in the Global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interest in the Global notes).

        Investors in the Rule 144A Global notes and the AI Global notes who are participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global notes and the AI Global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants or indirect participants. Investors in the Regulation S Global notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants therein. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global notes through participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person holding a beneficial interest in a Global Note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

        Except as described below, owners of interests in the Global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest, premium, if any, and Additional Interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder thereof. Under the terms of the indenture, the Company and the Trustee will treat the persons in whose names the notes, including the Global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the Global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to beneficial ownership interests in the Global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants and will not be the responsibility of DTC, the Company or the Trustee. Neither the Company nor the Trustee will be liable for any delay by DTC or any participants or indirect participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between participants of DTC, on the one hand, and participants of Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global notes for legended notes in certificated form, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global notes, the Regulation S Global notes and the AI Global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated notes") if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days thereafter; or

  (2)
  there has occurred and is continuing a Default or Event of Default with respect to the notes and a beneficial holder of the notes or DTC so requests.

        In all cases, Certificated notes delivered in exchange for any Global Note or beneficial interests in Global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Exchange Between Regulation S Notes, Rule 144A Notes and AI Notes

        Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note, and beneficial interests in the AI Global Note, whether before or after the expiration of the Restricted Period, may be exchanged for beneficial interests in the Rule 144A Global Note, only if:

  (1)
  such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

  (2)
  the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a person:

  (a)
  who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

  (b)
  purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

  (c)
  in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

        Beneficial interests in a Rule 144A Global Note or an AI Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the AI Global Note, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture), including the certifications, certificates and opinion of counsel required therein.

        Beneficial interests in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, may be transferred to a Person who takes delivery in the form of an interest in an AI Global Note, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture), including the certifications, certificates and opinion of counsel required therein.

        Transfers involving exchanges of beneficial interests between the Regulation S Global notes, the Rule 144A Global notes and the AI Global notes will be effected by DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

        The Company will make payments in respect of any notes represented by a Global Note (including principal, interest, premium, if any, and Additional Interest, if any) by wire transfer of immediately available funds to the account or accounts specified by DTC as the registered holder of such Global Note. The notes represented by the Global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant of DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant of DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition Agreement" means the Stock Purchase Agreement, dated as of November 9, 2011, executed among Paul Sorenson and Jerry Willeford, as sellers, the Company, as purchaser, and Tube Supply, Inc. as in effect on the date of the indenture.

        "Additional Interest" means all Additional Interest then owing pursuant to the registration rights agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agents" shall mean, collectively, Senior Credit Facility Agent and Collateral Agent, sometimes being referred to herein individually as an "Agent".

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  the excess, if any, of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at December 15, 2014 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through December 15, 2014, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights (other than as a result of an Involuntary Transfer); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors' qualifying shares or shares or interests required to be held by foreign nationals pursuant to applicable local law).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

  (2)
  a transfer of assets between or among the Company and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

  (4)
  the sale or lease of inventory, products or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (5)
  the licensing of intellectual property in the ordinary course of business (other than any perpetual licensing) which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

  (6)
  the sale or other disposition of cash or Cash Equivalents;

  (7)
  the creation of a Permitted Lien;

  (8)
  to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any "boot" thereon) for use in a Permitted Business;

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  the surrender or waiver of litigation rights or the settlement, release or surrender of tort or other litigation claims of any kind; and

  (11)
  the lapse of registered patents, trademarks and other intellectual property or the termination of license agreements related thereto to the extent not economically desirable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries and so long as such lapse is not materially adverse to the interests of the Holders.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Bank Product Obligations" shall mean Obligations under the Senior Credit Facility Documents for any service or facility extended to the Company, any Guarantor or any of their Subsidiaries, including credit cards, debit cards, purchase cards, any processing services related to the foregoing, treasury cash management and related services, return items, netting, overdraft and interstate depositary network services and hedging arrangements.

        "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Own" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date of determination, an amount equal to the sum, without duplication, of:

  (1)
  85% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries at such date; plus

  (2)
  70% of the net book value of inventory of the Company and its Restricted Subsidiaries at such date.

        Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventory of an acquired business may be included if such acquisition has been completed on or prior to such date of determination).

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (2)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better and, with respect to any Foreign Restricted Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Restricted Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank that is (a) organized under the laws of such country and (b) has capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

  (3)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

  (4)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within 364 days after the date of acquisition;

  (5)
  money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, and are rated "AAA" by S&P and "AAA" by Moody's;

  (6)
  money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, United States dollars, Canadian dollars, Pounds Sterling and Euros; and

  (7)
  instruments equivalent to those referred to in clauses (1) through (6) of this definition denominated in Euros or any other foreign currency used by the Company or any of its Restricted Subsidiaries to the extent reasonably required in connection with any business conducted by the Company or such Restricted Subsidiary and not for speculative purposes.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, including any merger or consolidation involving an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as each such term is used in Section 13(d) or 14(d) of the Exchange Act or any successor provision thereto);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger, consolidation or other business combination), the result of which is that any "person" or "group" (as defined above) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

  (4)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

  (5)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Collateral" has the meaning assigned to it in the Collateral Documents.

        "Collateral Documents" means the security agreements, pledge agreements, Mortgages, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) and the Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the notes Documents or under which rights or remedies with respect to any such Lien are governed.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):

  (1)
  plus an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

  (2)
  plus provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

  (3)
  plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

  (4)
  plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

  (5)
  minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period will be excluded;

  (5)
  non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or re-pricing of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Restricted Subsidiaries will be excluded; and

  (6)
  any non-cash impairment charge or asset write-off under GAAP and the amortization of intangibles arising under GAAP will be excluded..

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Convertible Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary of the Company that is convertible or exchangeable into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries as a result of an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, conversion or other disposition of such Designated Noncash Consideration.

        "Discharge of Senior Credit Facility Debt" shall mean (a) the termination of the commitments of the Senior Credit Facility Lenders and the financing arrangements provided by Senior Credit Facility Agent and the other Senior Credit Facility Lenders to Company and the Guarantors under the Senior Credit Facility Documents, (b) except to the extent otherwise provided in Sections 6.1 and 6.2 (Insolvency proceedings) of the Intercreditor Agreement, the payment in full in cash of the Senior Credit Facility Debt (other than the Senior Credit Facility Debt described in clause (c) of this definition) and (c) payment in full in cash of cash collateral, or at Senior Credit Facility Agent's option, the delivery to Senior Credit Facility Agent of a letter of credit payable to Senior Credit Facility Agent, in either case as required under the terms of the Senior Credit Facility, in respect of letters of credit issued under the Senior Credit Facility Documents (but in no event more than 105% of the aggregate undrawn face amount thereof), Bank Product Obligations, continuing obligations of Senior Credit Facility Agent and Senior Credit Facility Lenders under control agreements and other contingent Senior Credit Facility Debt for which a claim has been asserted. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Senior Credit Facility Debt, Senior Credit Facility Agent or any other Senior Credit Facility Secured Party is required to surrender or return such payment or proceeds to any person pursuant to an order of a court of competent jurisdiction, then the Senior Credit Facility Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Intercreditor Agreement will continue in full force and effect as if such payment or proceeds had not been received by such Senior Credit Facility Agent or other Senior Credit Facility Secured Party, as the case may be, and no Discharge of Senior Credit Facility will be deemed to have occurred.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Convertible Indebtedness).

        "Equity Offering" means a public or private offering for cash by the Company of its Equity Interests (other than Disqualified Stock), other than (x) an issuance registered on Form S-4 or S-8 or any successor thereto, (y) any issuance to any Subsidiary or (z) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

        "Excess Availability" means the amount by which (a) the lesser of (i) the borrowing base under the Senior Credit Facility as then in effect at such time and (ii) the total commitments under the Senior Credit Facility at such time exceeds (b) the aggregate utilization at such time (i.e., outstanding loans, unpaid drawings in respect of letters of credit and letters of credit) under the Senior Credit Facility; provided that Excess Availability, at any time, shall be reduced by the aggregate amount of trade payables of the borrowers under the Senior Credit Facility that are, at such time, either (i) past due from its due date by more than 45 days or (ii) have been invoiced and outstanding for 90 days past the invoice date (other than payables being contested or disputed by the borrowers under the Senior Credit Facility in good faith).

        "Excess Cash Flow" means, for any period, the excess of Consolidated Cash Flow for such period minus the sum of (A) the aggregate amount of capital expenditures made in cash by the Company and its Restricted Subsidiaries during such period (other than any such capital expenditures made with Asset Sale (without giving effect to the threshold set forth in clause (1) of the second sentence of the definition thereof), insurance or condemnation proceeds) to the extent not exceeding $15.0 million during such period, (B) the cash portion of consolidated interest expense paid by the Company and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes paid in cash by the Company and its Restricted Subsidiaries during such period, (D) the aggregate principal amount of notes redeemed pursuant to the second or fourth paragraph described above under "—Optional Redemption" and (E) any reduction in the principal amount of Permitted Debt incurred under clause (1) or (16) of the definition thereof resulting only from voluntary or optional principal payments made thereon in cash during such period (provided that to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto) to the extent designated in writing by the Company to the Trustee, the Collateral Agent and the Senior Credit Facility Agent as having been included under this clause (E) in the calculation of Excess Cash Flow for such period.

        "Exchange Offer" means the issuance of new notes and exchange guarantees in exchange for the notes and the Note Guarantees pursuant to the registration rights agreement, dated as of the date of the indenture, among the Company, the Guarantors and Jefferies & Company, Inc.

        "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility, the notes or any Convertible Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

        "Existing Specified Leased Property" means the leasehold mortgage located at 4669 Brittmoore Road, Houston, Texas 77041; provided, however, such term will be deemed to exclude the leasehold property located at 5169 Ashley Court, Houston, Texas 77041.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (a) Senior Management and (b) in the case of any transaction involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company (unless otherwise provided in the indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect in accordance with Regulation S-X under the Securities Act (other than any pro forma cost or expense savings) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

  (2)
  plus the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (3)
  plus any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

  (4)
  plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

  (5)
  less the consolidated interest income of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as of the date of the indenture.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means (1) each of the Company's Domestic Restricted Subsidiaries existing on the date of the indenture (other than any Immaterial Subsidiary) and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in accordance with the provisions of the indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor and, in each case, their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $1,000,000 and whose total revenues for the most recent 12-month period do not exceed $1,000,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company; provided, further, that the revenues and total assets of all such Subsidiaries shall not exceed $2.5 million in the aggregate.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

  (4)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

  (2)
  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

  (3)
  any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Involuntary Transfer" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (b) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (c) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Maximum Priority Senior Credit Facility Debt" shall mean, as of any date of determination, (i) the aggregate principal amount of indebtedness (including in respect of letters of credit) incurred by the Company or any Restricted Subsidiary of the Company under the Senior Credit Facility Documents at any one time outstanding, not to exceed the excess of (a) the greater of (x) $100.0 million and (y) an amount equal to 35% of the Borrowing Base as of the date of such incurrence over (b) the sum of (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Senior Credit Facility Documents that have been made by the Company or any of its Restricted Subsidiaries since the date of the Indenture as in effect on the date thereof (I) as a result of the application of any Net Proceeds of Asset Sales pursuant to "—Asset Sales" or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the date of the indenture as a result of the application of any Net Proceeds of Asset Sales pursuant to "—Asset Sales" or (II) that was included in clause (E) in the calculation of Excess Cash Flow in any fiscal year, plus (ii) $10,000,000, plus (iii) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (iv) Bank Product Obligations, plus (v) any fees, costs, expenses and indemnities payable under any of the Senior Credit Facility Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding in respect of the amounts in clauses (a), (b) and (c).

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgages" means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Company or a Guarantor under any of the notes Documents or under which rights or remedies with respect to any such Liens are governed.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the Senior Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "notes Debt" shall mean all "Obligations" as such term is defined in the indenture, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the notes Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

        "notes Documents" shall mean, collectively, the indenture, the Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any notes Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, subject to any restrictions set forth in the Intercreditor Agreement, may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the notes Debt).

        "notes Event of Default" shall mean any "Event of Default" under the indenture.

        "notes Non-Payment Default" shall mean any "Event of Default" as defined in the notes Documents resulting from anything other than a notes Payment Default.

        "notes Payment Default" shall mean any "Default" as defined in the notes Documents resulting from the failure of the Company and the Guarantors to pay, when due, any principal, premium, if any, interest, fees or other monetary obligations under the notes Documents.

        "notes Secured Parties" shall mean, collectively, (a) Collateral Agent, (b) the holders of the notes, (c) each other person to whom any of the notes Debt are owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a "notes Secured Party".

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any business conducted by the Company and its Restricted Subsidiaries on the date of the indenture and any business reasonably related, ancillary or complementary to, or reasonable extensions of, the business of the Company and its Restricted Subsidiaries on the date of the indenture.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any disposition of assets and rights not constituting an Asset Sale;

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations permitted under clause (8) of the definition of Permitted Debt;

  (8)
  loans or advances to directors, officers and employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

  (9)
  repurchases of the notes;

  (10)
  (i) accounts, chattel paper and notes receivable owing to the Company or any Restricted Subsidiary and advances to suppliers, if created, acquired or made in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) lease, utility and similar deposits and deposits with suppliers in the ordinary course of business, (iv) extensions of trade credit in the ordinary course of business and (v) deposits made in the ordinary course to secure operating leases;

  (11)
  Investments existing on the date of the indenture or made pursuant to binding commitments in effect on the date of the indenture;

  (12)
  Investments (a) in Foreign Restricted Subsidiaries or joint ventures by the Company or any Restricted Subsidiary, which Investment has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12)(a) that are at the time outstanding, not to exceed $25.0 million, (b) in Foreign Restricted Subsidiaries by any other Foreign Restricted Subsidiary and (c) consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred by a Foreign Restricted Subsidiary pursuant to clause (16) or (19) of the definition of Permitted Debt; and

  (13)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5.0 million.

provided that, notwithstanding anything to the contrary in the foregoing, an Investment in any Convertible Indebtedness shall not constitute a Permitted Investment.

        "Permitted Liens" means:

  (1)
  Liens securing Permitted Debt described in clause (1) of the definition thereof and Bank Product Obligations;

  (2)
  Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

  (3)
  Liens in favor of the Company or the Guarantors;

  (4)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

  (5)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (6)
  Liens to secure the performance of statutory obligations or Indebtedness in respect of commercial letters of credit, performance bonds, surety bonds or like obligations in respect of performance guarantees or similar commitments of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

  (7)
  Liens to secure Permitted Debt (including Capital Lease Obligations) described in clause (4) of the definition thereof covering only the assets acquired with or financed by such Indebtedness and Liens on assets that are the subject of a sale leaseback transaction relating to Attributable Debt incurred pursuant to clause (19) of the definition of Permitted Debt;

  (8)
  Liens existing on the date of the indenture;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (10)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (11)
  (i) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and (ii) with respect to any real estate located in Canada, reservations, limitations, provisos and conditions expressed in any original grant from the Federal government of Canada or Her Majesty the Queen in right of Canada, that do not materially affect the use of the affected land for the purpose for which it is used by that Person;

  (12)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (13)
  any judgment Lien not giving rise to an Event of Default;

  (14)
  Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (15)
  Liens securing Hedging Obligations incurred pursuant to clause (8) of the definition of Permitted Debt, so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

  (16)
  any provision for the retention of title to an asset by the vendor or transferor of such asset (including any lessor) which asset is acquired by the Company or any Restricted Subsidiary of the Company in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

  (17)
  grants of licenses or sublicenses of intellectual property in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (18)
  Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

  (19)
  Liens securing reimbursement obligations with respect to letters of credit, bankers' acceptances or other sureties or pledges and deposits in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar reimbursement-type obligations issued in the ordinary course of business and consistent with past practice; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed and extinguished within 30 days following such drawing;

  (20)
  Liens securing reimbursement obligations in respect of commercial letters of credit and covering goods (or the documents of title in respect thereof) financed by such commercial letters of credit and the proceeds and products thereof;

  (21)
  Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

  (22)
  Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the indenture;

  (23)
  Liens arising from precautionary Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into in the ordinary course of business to the extent such Liens only relate to the assets, property, products or merchandise that are the subject of such lease or consignment, as the case may be;

  (24)
  Liens securing Permitted Debt described in clause (16) or (19) of the definition thereof; provided that, any Lien securing such Permitted Debt may only attach to, be granted in respect of, or exist on, assets of Foreign Restricted Subsidiaries; and

  (25)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

  (4)
  shall not include Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor; and

  (5)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Convertible Indebtedness, such Permitted Refinancing Indebtedness shall also constitute Convertible Indebtedness.

        "Permitted notes Action" shall mean, with respect to the notes Debt and notes Documents, any of the following:

  (a)
  initiating, commencing or filing a petition for, or joining with any Person in initiating, commencing or filing a petition for, any Insolvency or Liquidation Proceeding;

  (b)
  filing a claim, proof of claim or statement of interest with respect to the notes Debt in connection with any Insolvency or Liquidation Proceeding;

  (c)
  taking any action (not adverse to the priority status of the Liens securing the Senior Credit Facility Debt Purchase, or the rights of Collateral Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect the Liens securing the notes Debt;

  (d)
  filing any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims for any of the notes Debt, including any claims secured by the Collateral, if any, in each case in accordance with the terms of the Intercreditor Agreement;

  (e)
  filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors arising under any Insolvency or Liquidation Proceeding or under any applicable non-bankruptcy law, in each case not inconsistent with the terms of the Intercreditor Agreement;

  (f)
  taking any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against the Company or any Guarantor;

  (g)
  taking any action to seek and obtain specific performance or injunctive relief to compel the Company or any Guarantor to comply with (or not violate or breach) an obligation under the notes Documents, in each case not inconsistent with the terms of the Intercreditor Agreement;

  (h)
  voting on any proposal, plan of arrangement, compromise or reorganization, filing any proof of claim, making other filings and making any arguments and motions that are, in each case, in accordance with the terms of the Intercreditor Agreement, with respect to the notes Debt;

  (i)
  making a cash bid on all or any portion of the Collateral up to the amount of Senior Credit Facility Debt then outstanding and making a cash or credit bid for the remainder of the notes Debt in any foreclosure proceeding or action, to the extent permitted by applicable law; or

  (j)
  inspecting or appraising the Collateral or requesting information or reports concerning the Collateral pursuant to the notes Documents.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "PPSA" shall mean the Personal Property Security Act of any province to which relevant Collateral is subject, and any other applicable federal or provincial statute (including the Civil Code of Quebec) pertaining to the granting, perfecting, priority or ranking of Liens or personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

        "Public Equity Offering" means an underwritten public offering of the Capital Stock of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

        "Qualified Cash" means the aggregate amount of unrestricted cash and cash equivalents of the borrowers under the Senior Credit Facility that (a) is subject to a first priority security interest and lien in favor of the Senior Credit Facility Agent, and (b) is subject to a deposit account control agreement or an investment property control agreement, in form and substance reasonably satisfactory to the Senior Credit Facility Agent.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group.

        "Secured Note Prepayment Conditions" means:

  (1)
  no event of default under the Senior Credit Facility shall exist and be continuing,

  (2)
  the sum of Excess Availability plus Qualified Cash for the thirty (30) consecutive days prior to, and on the date of, the mailing of the applicable Excess Cash Flow offer shall not be less than the greater of (i) 17.5% of the lesser of (A) the total commitments under the Senior Credit Facility as then in effect and (B) the borrowing base under the Senior Credit Facility as then in effect and (ii) $17.5 million, and

  (3)
  as of the end of the immediately preceding quarter, the borrowers and the guarantors under the Senior Credit Facility, on a consolidated basis, shall have had a Fixed Charge Coverage Ratio (as defined in the Senior Credit Facility as in effect on the date of the indenture) of not less than 1.10:1.00.

        "Secured Parties" shall mean, collectively, the Senior Credit Facility Secured Parties and the notes Secured Parties; sometimes being referred to herein individually as a "Secured Party".

        "Security Agreement" shall mean the Security Agreement, dated as of the date of the indenture, by and among the Company, the Guarantors and Collateral Agent, as collateral agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        "Senior Credit Facility" means the Loan and Security Agreement, dated as of the date of the indenture, among the Company, Tube Supply, LLC, A.M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the subsidiaries that borrow or guarantee obligations under such agreement, Wells Fargo Bank, National Association, in its capacity as agent (or its successor in such capacity), and the financial institutions from time to time party thereto as lenders, together with the related agreements and instruments thereto (including, without limitation, any guarantee agreements and security documents) and any other debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, supplemented, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted to be incurred pursuant to clause (1) of the definition of the term Permitted Debt) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Senior Credit Facility Agent" shall mean Wells Fargo Bank, National Association, and its successors and assigns in its capacity as administrative and Senior Credit Facility Agent pursuant to the Senior Credit Facility Documents acting for and on behalf of the other Senior Credit Facility Secured Parties and any successor or replacement agent.

        "Senior Credit Facility Debt" shall mean all Obligations under the Senior Credit Facility, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any Senior Credit Facility Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Senior Credit Facility Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Credit Facility Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

        "Senior Credit Facility Debt Excess" shall mean the principal amount of any Senior Credit Facility Debt in excess of the Maximum Priority Senior Credit Facility Debt, together with the amount of any interest thereupon or fees in respect thereof.

        "Senior Credit Facility Documents" shall mean, collectively, the Senior Credit Facility and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any Senior Credit Facility Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, subject to any limitations set forth in the Intercreditor Agreement, may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt).

        "Senior Credit Facility Event of Default" shall mean any "Event of Default" as defined in the Senior Credit Facility.

        "Senior Credit Facility Lenders" shall mean, collectively, any person party to the Senior Credit Facility Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Credit Facility Debt or is otherwise party to the Senior Credit Facility Documents as a lender); subject to the restrictions set forth in the Intercreditor Agreement; sometimes being referred to herein individually as a "Senior Credit Facility Lender".

        "Senior Credit Facility Secured Parties" shall mean, collectively, (a) Senior Credit Facility Agent, (b) the Senior Credit Facility Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Senior Credit Facility, (d) each other person to whom any of the Senior Credit Facility Debt (including Senior Credit Facility Debt constituting Bank Product Obligations) is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a "Senior Credit Facility Secured Party"

        "Senior Management" means the Chief Executive Officer and the Chief Financial Officer of the Company.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Transactions" means the issuance of the notes and the use of the proceeds of such issuance, together with proceeds of borrowings under the Senior Credit Facility, the proceeds of the issuance of Convertible Indebtedness on or prior to the date of the indenture and cash on hand, to repay any Indebtedness of the Company or any Subsidiary outstanding immediately prior to the date of the indenture.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2014; provided, however, that if the period from the redemption date to December 15 , 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Triggering Event" shall mean any of the following: (a) an acceleration of the maturity of all or any material portion of the Senior Credit Facility Debt, (b) the exercise of any Lien enforcement action by the Senior Credit Facility Secured Parties in respect of a material portion of Collateral, (c) if a Senior Credit Facility Event of Default exists and is continuing, Senior Credit Facility Lenders elect not to make any additional loans or advances or issue or cause to be issued letters of credit under the Senior Credit Facility Documents at a time when (i) there is Availability (as defined in the Senior Credit Facility Documents) to make such loans or advances or issue or cause to be issued letters of credit under the Senior Credit Facility Documents and (ii) such loans or advances or issue or cause to be issued letters of credit under the Senior Credit Facility Documents would not cause the Senior Credit Facility Debt to exceed the Maximum Priority Senior Credit Facility Debt, (d) the occurrence of a notes Payment Default that remains uncured or unwaived for a period of thirty (30) days after the receipt by Senior Credit Facility Agent of a notes Default Notice with respect to such notes Payment Default, or (e) the commencement of an Insolvency or Liquidation Proceeding by or against the Company or any Guarantor and the occurrence of any one or more of the following: (i) the termination or non-renewal of the Senior Credit Facility Documents as provided for in any financing order and/or the termination of obligations of Senior Credit Facility Lenders to make loans or advances or issue or cause to be issued letters of credit under the Senior Credit Facility Documents, (ii) the entry of an order of the bankruptcy court pursuant to Section 363 of any bankruptcy law authorizing the sale of substantially all of the assets and properties of the Collateral, (iii) the entry of an order of the Bankruptcy Court pursuant to Section 362 of the Bankruptcy Code vacating the automatic stay in favor of the Senior Credit Facility Secured Parties in respect of a material portion of the Collateral or (iv) the election by Senior Credit Facility Secured Parties not to provide DIP Financing to the Company or the Guarantors.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material U.S. federal income tax consequences relevant to an exchange of the old notes for the new notes pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential U.S. federal income tax consequences of such exchange. This summary deals only with holders who will hold the notes as capital assets for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to any particular holder of notes and does not deal with persons who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, "S" corporations, partnerships or other entities that are treated as partnerships for U.S. federal income tax purposes or investors in such entities, controlled foreign corporations, passive foreign investment companies, former residents or citizens of the United States, tax-exempt organizations, individual retirement and other tax-deferred accounts, dealers in securities or currencies, holders that hold the notes as a position in a hedge, straddle, constructive sale transaction, conversion transaction, "synthetic security" or other integrated transaction for U.S. federal income tax purposes and U.S. Holders (defined below) whose functional currency is not the U.S. dollar. Further, this summary does not discuss any alternative minimum tax consequences, U.S. federal estate or gift tax laws or the tax laws of any state, local or foreign government that may be applicable to the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive and may affect the tax consequences described herein.

        We have not and will not seek any rulings from the Internal Revenue Service ("IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

        We urge prospective investors to consult their tax advisors with respect to the U.S. federal income tax consequences to them of the purchase, ownership and disposition of notes in light of their own particular circumstances, as well as the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal income, estate and other tax laws.

        IRS Circular 230 disclosure:    To ensure compliance with requirements imposed by the IRS and other taxing authorities, we inform you that: (A) any discussion of tax issues contained or referenced herein (and in related materials) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed on any taxpayer under the Code or any other tax law; (B) any such discussion is being used in connection with the promotion or marketing by us of the transactions or matters addressed herein; and (C) holders should seek advice based on their particular circumstances from an independent tax advisor.

The Exchange Offer

        The exchange of the old notes for the new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. As a result, a holder will not be required to recognize any gain or loss as a result of an exchange of old notes for new notes. In addition, each holder will have the same tax basis and holding period in the new notes as it had in the old notes.

 CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of old notes for new notes, and with the holding and, to the extent relevant, disposition of new notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement account ("IRA") or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws") and any entity whose underlying assets include "plan assets" by reason of any such employee benefit or retirement plan's investment in such entity (each of which we refer to as a "Plan").

General Fiduciary Matters.

        ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an "ERISA Plan") and ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan or a Plan subject to Section 4975 of the Code ("Section 4975 Plan") with its fiduciaries or other interested parties. In general, under ERISA, any person who exercises any discretionary authority or control over the management or disposition of the assets of an ERISA Plan, who has any discretionary authority or responsibility in the administration of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of such ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

        In considering the exchange of old notes for new notes and the holding and, to the extent relevant, disposition of new notes with a portion of the assets of a Plan, a fiduciary should determine whether such exchange, holding or disposition is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues.

        Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain "disqualified persons," within the meaning of Section 4975 of the Code, who engage in similar transactions involving a Section 4975 Plan or an ERISA Plan, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

        The exchange of old notes for new notes or the holding or disposition of new notes by an ERISA Plan or a Section 4975 Plan with respect to which we (or certain of our affiliates) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless such exchange, holding or disposition is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange of old notes for new notes and the holding and disposition of new notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan or a Section 4975 Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of a Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the old notes are exchanged for new notes, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

        Because of the foregoing, the old notes should not be exchanged, for new notes and the new notes should not be acquired or held by any person investing "plan assets" of any Plan, unless none of such exchange, acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation.

        Each acquiror of new notes in exchange for old notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to exchange old notes for new notes or to acquire or hold new notes constitutes assets of any Plan or (ii) neither the exchange of old notes for new notes nor any of the acquisition, holding or disposition of new notes will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of old notes for new notes or the acquisition of new notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such exchange or acquisition and whether an exemption would be applicable to the exchange of old notes for new notes or the acquisition of new notes. The exchange of any old notes for new notes with any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the notes and the related guarantees will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Certain matters relating to the laws of the State of Maryland will be passed upon for us by Venable LLP, Baltimore, Maryland, and certain matters relating to the laws of the State of Michigan will be passed upon for us by Dykema Gossett PLLC, Grand Rapids, Michigan.

EXPERTS

        The consolidated financial statements of A. M. Castle & Co. and subsidiaries (the "Company") incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated April 10, 2012, and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Kreher Steel Company, LLC and its subsidiaries incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated April 10, 2012, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Tube Supply and its subsidiaries incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed on February 28, 2012, have been audited by Melton & Melton LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Tube Supply Canada ULC incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed on February 28, 2012, have been audited by BDO Canada LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

        We file reports, proxy and information statements, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

        We make available free of charge on our Internet address www.amcastle.com our annual, quarterly and current reports, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC requires us to "incorporate by reference" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the new notes covered by this prospectus.

  •
  Annual Report on Form 10-K for the year ended December 31, 2011 (A. M. Castle & Company and its subsidiaries' financial statements included in the 10-K have been superseded by the financial statements in the 8-K filed with the SEC on April 11, 2012 referred below); and

  •
  Current Reports on Form 8-K filed with the SEC on January 23, 2012 and April 11, 2012, respectively, and Current Report on Form 8-K/A filed with the SEC on February 28, 2012; and

  •
  Any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the initial registration statement relating to this exchange offer and prior to the termination of any offering of securities offered by this prospectus.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain a copy of any of our filings, at no cost, by writing to or telephoning us at the following address:

A. M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, Illinois 60523
Attention: Investor Relations
(847) 455-7111

        To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

        You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated by reference herein speaks only as of the respective date those documents were filed with the SEC.

A. M. Castle & Co.

Offer To Exchange

$225,000,000 aggregate principal amount of its 12.75% Senior Secured Noted due 2016, which have been registered under the Securities Act, for any and all of its outstanding 12.75% Senior Secured Notes due 2016

PROSPECTUS

                        , 2012

The Exchange Agent for the exchange offer is:

U.S. Bank National Association

By Registered and Certified Mail:	By Regular Mail or Overnight Courier:
U.S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance	U.S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance

In Person by Hand Only:

U.S. Bank National Association
60 Livingston Ave.
1st Floor-Bond Drop Window
St. Paul, Minnesota 55107

By Facsimile (eligible institutions only): (651) 495-8158

For Information or Confirmation by Telephone: (800) 934-6802

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Section 2-418 of Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Our by-laws require us to indemnify to the fullest extent permitted by Maryland law in effect from time to time any person who is a present or former director, officer or employee of the Company and who is made a party to any proceeding (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person's service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the Company against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. We may, with the approval of our Board of Directors, provide such indemnification to a person who served a predecessor of the Company in any of the capacities described above and to any agent of the Company or a predecessor of the Company.

        We maintain a directors' and officers' liability insurance policy. The policy insures our directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.

        We have also entered into indemnity agreements with each member of our board of directors and our officers. These agreements generally provide that, if the director or officer becomes involved in a proceeding (as defined in the agreement) by reason of such director's or officer's corporate status (as defined in the agreement), we will indemnify the director or officer to the fullest extent permitted by Maryland law in effect from time to time against all judgments, penalties fines, and amounts paid in settlement of the proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

        See the Exhibit Index, which follows the signature pages and which is incorporated herein by reference.

(b)
Financial Statement Schedules.

        None.

Item 22.    Undertakings.

        The undersigned Registrants hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (e)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (g)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (h)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

A. M. Castle & Co.
By:	/s/ MICHAEL H. GOLDBERG
	Name:	Michael H. Goldberg
	Title:	President & Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of A. M. Castle & Co., hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ BRIAN P. ANDERSON Brian P. Anderson	Chairman
/s/ PATRICK R. ANDERSON Patrick R. Anderson	Vice President, Controller and Chief Accounting Officer (principal accounting officer)
/s/ THOMAS A. DONAHOE Thomas A. Donahoe	Director
/s/ REUBEN S. DONNELLEY Reuben S. Donnelley	Director

Signature	Title

/s/ ANN M. DRAKE Ann M. Drake	Director
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director, President and Chief Executive Officer (principal executive officer)
/s/ PATRICK J. HERBERT III Patrick J. Herbert III	Director
/s/ TERRENCE J. KEATING Terrence J. Keating	Director
/s/ JAMES D. KELLY James D. Kelly	Director
/s/ PAMELA FORBES LIEBERMAN Pamela Forbes Lieberman	Director
/s/ GARY A. MASSE Gary A. Masse	Director
/s/ JOHN MCCARTNEY John McCartney	Director
/s/ MICHAEL SIMPSON Michael Simpson	Director
/s/ SCOTT F. STEPHENS Scott F. Stephens	Vice President and Chief Financial Officer (principal financial officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Advanced Fabricating Technology, LLC
By:	/s/ ROBERT J. PERNA
	Name:	Robert J. Perna
	Title:	Secretary

POWER OF ATTORNEY

        We, the undersigned officers and directors of Advanced Fabricating Technology, LLC, hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ THOMAS L. GARRETT Thomas L. Garrett	Director, President (principal executive officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director, Vice President
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Vice President & Treasurer (principal financial officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Keystone Tube Company, LLC
By:	/s/ MICHAEL H. GOLDBERG
	Name:	Michael H. Goldberg
	Title:	President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Keystone Tube Company, LLC, hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director, President (principal executive officer)
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Treasurer (principal financial officer)
/s/ BLAIN A. TIFFANY Blain A. Tiffany	Director, Vice President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Oliver Steel Plate Co.
By:	/s/ MICHAEL H. GOLDBERG
	Name:	Michael H. Goldberg
	Title:	President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Oliver Steel Plate Co., hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director, President (principal executive officer)
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Treasurer (principal financial officer)
/s/ BLAIN A. TIFFANY Blain A. Tiffany	Director, Vice President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Paramont Machine Company, LLC
By:	/s/ ROBERT J. PERNA
	Name:	Robert J. Perna
	Title:	Secretary

POWER OF ATTORNEY

        We, the undersigned officers and directors of Paramont Machine Company, LLC, hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ THOMAS L. GARRETT Thomas L. Garrett	Director, President (principal executive officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Vice President (principal financial officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Total Plastics, Inc.
By:	/s/ ROBERT J. PERNA
	Name:	Robert J. Perna
	Title:	Secretary

POWER OF ATTORNEY

        We, the undersigned officers and directors of Total Plastics, Inc., hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ THOMAS L. GARRETT Thomas L. Garrett	Director, President, Treasurer (principal executive officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Vice President (principal financial officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Transtar Inventory Corp.
By:	/s/ JAMES R. CALLAN
	Name:	James R. Callan
	Title:	President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Transtar Inventory Corp., hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Treasurer (principal accounting officer)
/s/ JAMES R. CALLAN James R. Callan	Director, President (principal executive officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Vice President (principal financial officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Transtar Metals Corp.
By:	/s/ JAMES R. CALLAN
	Name:	James R. Callan
	Title:	President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Transtar Metals Corp., hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Treasurer (principal accounting officer)
/s/ JAMES ROBERT CALLAN James Robert Callan	Director, President (principal executive officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Director
/s/ SCOTT F. STEPHENS Scott F. Stephens	Director, Vice President (principal financial officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois on this 11th day of April, 2012.

Tube Supply, LLC
By:	/s/ MICHAEL H. GOLDBERG
	Name:	Michael H. Goldberg
	Title:	President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Tube Supply, LLC, hereby severally constitute and appoint Michael H. Goldberg, Scott F. Stephens and Robert J. Perna, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this on this 11th day of April, 2012.

Signature	Title

/s/ PATRICK R. ANDERSON Patrick R. Anderson	Assistant Treasurer (principal accounting officer)
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	Member, President (principal executive officer)
/s/ G. NICHOLAS JONES G. Nicholas Jones	Member
/s/ SCOTT F. STEPHENS Scott F. Stephens	Member, Treasurer (principal financial officer)

EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated November 9, 2011, by and among A. M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, and Tube Supply, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on November 15, 2011).
2.2
Agreement and Amendment, dated December 15, 2011, by and among A.M. Castle & Co., Mr. Paul Sorensen, Mr. Jerry Willeford, Tube Supply, Inc. and A. M. Castle & Co. (Canada) Inc. (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).
3.1	Articles of Incorporation of the Company (incorporated by reference to Appendix D to the Company's Proxy Statement filed with the SEC on March 23, 2001).
3.2
By-Laws of the Company as amended on October 28, 2010 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the SEC on November 5, 2010).
3.3	Articles Supplementary of the Company (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed with the SEC on July 29, 2009).
4.1
Indenture, dated as of December 15, 2011, among A.M. Castle & Co., the Guarantors, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).
5.1	Opinion of McDermott Will & Emery LLP*
5.2	Opinion of Venable LLP*
5.3	Opinion of Dykema Gossett PLLC*
10.1
Pledge and Security Agreement, dated as of December 15, 2011, by A.M. Castle & Co., and its subsidiaries that are party thereto, in favor of U.S. Bank National Association, as collateral agent, for the benefit of the Secured Parties (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).
10.2
Intercreditor Agreement, dated as of December 15, 2011, among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the First Lien Secured Parties and U.S. Bank National Association, a national banking association, in its capacity as trustee and collateral agent for the Second Lien Secured Parties (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).
10.3
Registration Rights Agreement, dated as of December 15, 2011, between A. M. Castle & Co., the Guarantors and Jefferies & Company, Inc., as initial purchaser, for the benefit of the Holders of the notes (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).

10.4	Loan and Security Agreement, dated December 15, 2011, by and among A. M. Castle & Co., Transtar Metals Corp., Advanced Fabricating Technology, LLC, Oliver Steel Plate Co., Paramont Machine Company, LLC, Total Plastics, Inc., Tube Supply, LLC, A. M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the other Loan Parties party thereto, the lenders which are now or which hereafter become a party thereto, and Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent and collateral agent for Secured Parties (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011).
12.1	Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Deloitte & Touche, LLP, an Independent Registered Public Accounting Firm, with respect to the financial statements of the Registrant*
23.2	Consent of Melton & Melton, LLP, Independent Registered Public Accounting Firm, with respect to the financial statements of Tube Supply, Inc. (now Tube Supply, LLC)*
23.3	Consent of BDO Canada LLP*
23.4	Consent of Grant Thornton LLP*
23.5	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)
23.6	Consent of Venable LLP (included in the opinion filed as Exhibit 5.2)
23.7	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit 5.3)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1	Form T-1, Trustee's Statement of Eligibility*
99.1	Letter of Transmittal*
99.2	Letter to Registered Holders*
99.3	Letter To Clients and Instructions To Registered Holder from Beneficial Owner*
99.4	Tube Supply Financial Statements (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K/A filed with the SEC on February 28, 2012)

*
Filed herewith